Exhibit 6.9

UGOVOR O KLINICKOM ISPITIVANJU MEDICAL DEVICE CLINICAL STUDY AGREEMENT MEDICINSKOG PROIZVODA U vezi s klinifkim ispitivanjem: KLINICKO ISPITIVANJE FUTURE CARDIA UGRADBENOG Regarding: CLINICAL INVESTIGATION OF THE FUTURE CARDIA INSERTABLE CARDIAC SRCANOG MONITORA U ISPITANIKA S MONITOR IN SUBJECTS WITH PAROXYSMAL PAROKSIZMALNOM FIBRIL.ACIJOM ATRIJA (Broj ATRIAL FIBRILLATION (Protocol Number FC - 2022 - plana klinickog ispitivanja FC - 2022 - 01) 01) izmedu Between Narucitelj ispitivanja Sponsor FUTURE CARDIA, Inc. FUTURE CARDIA, Inc. 910 Woodbridge Court, 910 Woodbridge Court, Safety Harbor, FL 34695, SAD Safety Harbor, FL 34695, USA And KLINICKOG BOLNICKOG CENTRA SPLIT UNIVERSITY HOSPITAL OF SPLIT Spinciceva 1, Spinciceva 1 21000 Split, Hrvatska Split 21 000,Croatla PDV ID broj : HR51401063283 VAT number: HR51401063283 (u daljnjem tekstu : USTANOVA) Hereinafter called "INSTITUTION" And ANTE ANICA, dr. med., glavnog ispitivaca ANTE ANIC, MD Principal investigator Spinciteva 1, Spintiteva 1 21000 Split, Hrvatska Split 21 000,Croatia (u daljnjem tekstu : GLAVNI ISPITIVAC) Hereinafter called "PRINCIPAL INVESTIGATOR Ovaj ugovor o kliniekom ispitivanju medicinskog proizvoda ("Ugovor') izmedu tvrtke FUTURE CARDIA, Inc . ("Narucitelj ispitivanja") i Klinickog bolnifkog centra Split, ( " Ustanova " ) stupa na snagu nakon sto ga potpisu sve strane , a na datum posljednjeg potpisa ugovornih strana na ovome ugovoru . This Medical Device Clinical Study Agreement ("Agreement") between FUTURE CARDIA, Inc . , ("Sponsor"), and Clinical Hospital of Split ( " Institution " ) when signed by all parties, is effective on the date of the last signature to this Agreement below, by the parties . Narueitelj ispitivanja zeli narueiti ispitivanje pod nazivom KLINICKO ISPITIVANJE FUTURE CARDIATM UGRADBENOG SRCANOG MONITORA U ISPITANIKA S PAROKSIZMALNOM FIBRILACIJOM ATRIJA ("lspitivanje") koje bi se provelo u ustanovi prema naprijed navedenom planu ispitivanja ("Plan ispitivanja") . Narufitelj ispitivanja povjerio je odgovornost za upravljanje ovim ispitivanjem , ukljueujuci podnosenje na odobrenje plana ispitivanja i motrenje ispitivanja, UIO /Europskim Ovlastenim Zastupnikom Meditrial GmbH (odsad "UIO") . Narueitelj ispitivanja i UIO potpisali su punomoc kojom se UIO - i daje pravo obvezati narueitelja ispitivanja u odnosu na sve Sponsor wishes to sponsor a medical device clinical study entitled, CLINICAL INVESTIGATION OF THE FUTURE CARDIA INSERTABLE CARDIAC MONITOR IN SUBJECTS WITH PAROXYSMAL ATRIAL FIBRILLATION , ("Study " ) to be conducted at the Institution under the associated Study protocol identified above ("Protocol") . Sponsor has delegated responsibility for management of this Study . including Protocol submission and Study monitoring, to the CRO /European Authorised Representative Meditrial GmbH (heretoforth "CRO") . Sponsor and CRO have entered into a Power of Attorney to give CRO the right to bind Sponsor in relation to all commitments within this Agreement identified as belonging to a CRO K l inick i Boln i c k i Centar Sp l it 'Spinc i ceva 1 . 21000 Split, Croatia Future Card i a Ugovor Ver. 1 . 1, 28.12 . 2022 Plan ispilivanja FC - 2022 - 01 Ver. 1 . 0 04 . 07 . 2022 Future Cardia ICM Ugovor o k li nil:kom ispitivanju

UIO Meditrial GmbH. Meditrial GmbH Kantstr. 21 - 10623 Berlin , Germany Ph . +49 30 9145 006 Fax +49 30 9145 006 berlinoffice@meditrial . net Kontakt: Dr . Monica Tocchi, Glavni medicinski slutbenik E - polta: m.tocchi@meditrial.net CRO Meditrial GmbH Meditrial GmbH Kantstr . 21 - 10623 Berlin, Germany Ph. +49 30 9145 006 Fax +49 30 9145 006 berlinoffice@meditriaI.net Contact: Dr. Monica Tocchi, Chief Medical Officer E - mail: m . tocchi@meditrial.net UIO ovlaitena je za obavljanje odredenih aktivnosti u okviru ispitivanja , ukljucujuci, bez ogranicenja, sve podneske , uime i za ratun narutitelja ispitivanja, kako to dokazuje datirana punomoc tiji je primjerak prilozen i koji je sastavni dio ovog ugovora kao dodatak D . Ugovorne strane primaju na znanje da UlO ima ulogu , . podnositelja zahtjeva za provodenje klinitkog ispitivanja' prema definiciji iz mjerodavnog zakona . UIO je pravni subjekt registriran za obavljanje djelatnosti upravljanja klinickim ispitivanjima koji je uime narucitelja ispitivanja podnio zahtjev za odobrenje provodenja ispitivanja u Hrvatskoj . Provedba ispitivanja zapocet ce nakon † to ustanova zaprimi od tvrtke UlO posljednji od sljedeca dva dokumenta : 1. policu osiguranja za ispitanike u klinickom ispitivanju koju zakljufuje i oddava vaiecom narutitelj ispitivanja 2. odobrenje Ministarstva zdravstva Republike HNatske za provedbu ispitivanja u Klinitkom bolnitkom centru Split . Pol!etak provedbe ispitivanja u ustanovi planiran je za prosinac 2022 . Studija ce se provoditi u do 3 centra u Europi, u do 30 pacijenata ; u ustanovi planirano je 15 pacijenata . CRO is authorized to carry out certain study functions , including without limitation submissions, for and on behalf of Sponsor as evidenced by a separate dated Letter of Authorization, a copy of which is duly attached and incorporated herein by reference as Attachment B to this Agreement . The parties acknowledge that CRO is carrying out the role of the "Clinical Trial Applicant' as defined by applicable law . CRO is a legal entity, registered for the performance of management activities relating to clinical trials, who on behalf of Sponsor filed the application for the Study in Croatia . Conduct of the study will commence once the Institution receives two following documents from the company's CRO : 1. Insurance policy for clinical study subjects which is concluded and maintained by the valid Sponsor . 2. Approval from the Ministry of Health of the Republic of Croatia to conduct the clinical study at University Hospital of Split . The study is planned to be conducted at the Institution beginning in December, 2022 . The study will be conducted in up to 3 centers in Europe, in up to 30 patients ; 15 patients are planned in the Institution . Ugovome strane slazu se u pogledu sljedecega: The parties agree as follows: 1. Odgovornosti 1. Responsibilities 1 . 1 lspitivati i istrai : ivacko osoblje . lspitivanje ce provoditi glavni ispitivat, djelatnik ustanove, Ustanova ce osigurati da samo odgovarajuce educirani i kvalificirani pojedinci, koji su i djelatnici ustanove , pomatu u provedb i ispitivanja kao podispitivati iii istralivacko osoblje . 1 . 1 Investigators and Research Staff . The Study will be conducted by the Principal Investigator, an employee of the Institution . Institution will ensure that only individuals , who are appropriately trained and qualified and who are employees of Institution, assist in the conduct of the Study as sub - investigators or research staff . Klinicki Boln i cki Centar Split Spinciceva 1 . 21000 Split, Croatia Future Cardia ICM Ugovor o kliniekom ispitivanju 2 Future Cardia Ugovor Ver . 1 . 1 , 28 . 12 . 2022 Plan ispitivanja FC - 2022 - 01 Ver . 1 . 0 04 . 07 . 2022 obveze u okviru ovog ugovora za koje je utvrceno da pripadaju UIO - i.

1 . 2 Zabrana zamjene . Ustanova ne smije prenijeti provedbu ispitivanja na drugog glavnog ispitival : a bez prethodnog pisanog odobrenja naruCitelja ispitivanja . 1 . 2 No Substitution . Institution may not reassign the conduct of the Study to a different Principal Investigator without prior written authorization from Sponsor . 1 . 3 Obveze uskladenosti . Ustanova je odgovorna UIO - i ; narul : itelju ispitivanja za uskladenost cjelokupnog ispitival : kog osoblja, ukljul : ujuCi glavnog ispitivaCa, s odredbama ovog ugovora i smjernicama Medunarodne konferencije 0 uskladivanju dobre kliniCke prakse (ICH GCP), kao i s vaZeCim zakonima, propisima i vladinim smjernicama te Ce osigurati da se ispitivanje u svakom trenutku provodi u skladu s takvim obvezama . 1 . 3 Comgliance Obligations . Institution ; , responsible to CRO and Sponsor for compliance by all Study personnel, including Principal Investigator, within the provisions of this Agreement and International Conference on Harmonization - Good Clinical Practice {ICH GCP) guidelines, as well as applicable laws, regulations, and governmental guidance and will ensure that the Study is carried out ; n accordance with such obligations at all times . Edukacija isgitivaCkog osoblja 0 dobro[ 1.4 1 . 4 Stud!l gersonnel GCP Training . Prior to enrollment of any Study Subjects (as defined ; n Section 3 . 3 , Subject Enrollment), Principal Investigator and any sub - investigators will complete the Good Clinical Practice training . Any investigator who later joins the Study will require evidence of completion of similar GCP Training before performing Study - related duties . The Principal Investigator and all sub - investigators will maintain their GCP Training during the term of the Study, including in relation to updates on significant changes to the ICH GCP guidelines or course materials . kliniCkoj graksi (DKP) . Prije pol : etka ukljul : ivanja ijednoga ispitanika {prema definiciji u Odjeljku 3 . 3 . , Ukljul : ivanje ispitanika), glavni ispitival : i svi podispitival : i pro 6 i Ce tel : aj iz dobre klinil : ke prakse . Svaki ispitivaC koji se kasnije ukljuCi u ispitivanje mora imati dokaz o zavrSenom sliCnom teGaju iz DKP prije obavljanja zadaCa vezanih uz ispitivanje . Glavni ispitivaC i svi podispitivaCi odri : avat Ce tijekom trajanja ispitivanja DKP tetaj ai : urnim, ukljuCujuCi ai : uriranja koja se odnose na znal : ajne promjene smjernica ICH GCP - a iii edukacijskih materijala za teCaj . 2. Financiranje. 2. Funding. NaruCitelj ispitivanja osigurat Ce sredstva za ispitivanje kako je predvideno dodatkom A, ProraCun ispitivanja i uvjeti plaCanja le prema uvjetima navedenim u tom dodatku . Sponsor will provide funding in support of this Study as set out in Attachment A, Study Budget and Payment Terms, and subject to the terms specified ; n that Attachment . 2 . 1 Sastanci isgitivaCa . Ako je potrebno da glavni ispitival : iii drugo ispitivaCko osoblje prisustvuju sastancima ispitivaCa za ova ispitivanje, narul : itelj ispitivanja organizirat Ce i izravno platiti tro † kove puta i smje † taja te Ce pokriti razumne tro † kove obroka u vezi s tim sastancima, no neCe isplaCivati naknadu za prisustvovanje istima . 2 . 1 Investigator Meetings . If Principal Investigator or other Study personnel are required to attend investigator meetings for this Study, Sponsor will arrange and pay directly for travel and accommodation and will cover the reasonable costs of meals ; n connection with those meetings, but does not provide compensation for such attendance . 2 . 2 Objava naruCitelja isgitivanja . u interesu transparentnosti u vezi s njegovim odnosima s ispitivaCima i ispitival : kim centrima iii kako bi se osigurala uskladenost s vaieCim lokalnim zakonima, naruCitelj ispitivanja moie javno obznaniti potporu koju pruZenu prema ovom ugovoru . u okviru takve obznane naruCitelj iscitlvania mo . Ze otkriti identitete ustanove ; 2 . 2 Disclosure b!l Sgonsor . In the interest of transparency relating to its relationships with investigators and study sites or to ensure compliance with applicable local law, Sponsor may publicly disclose the support provides under this Agreement . Such a disclosure by Sponsor may identify both the Institution and the Princical lnvestinator, but will clearlv Ugovor o klinickom ispitivanju 3 Future Cardia ICM KliniCki Bolnii;ki Centar Split SpinCiteva 1.21000 Split, Croatia Future Cardia UgovorVer.1.1, 28.12.2022 Plan ispilivanja FC - 2022 - 01 Ver. 1.0 04.07.2022 glavnog ispitival : a, pri i : emu l : e se naCiniti jasna distinkcija izmedu plal : anja iii drugih prijenosa vrijednosti u korist ustanova od onih u korist pojedinaca . differentiate between payments or other transfers of value to institutions and those made to individuals . 3. Plan iseitivanja 3. Protocol. Ustanova l : e provoditi ispitivanje i aktivnosti u vezi s ispitivanjem u sklad u s planom ispitivanja, ukljul : ujuCi ali se ne ogranil : avajuCi na zahtjeve u vezi s odobrenjem Sredi † njeg etil : ko g povjerenstva (SEP) i prijavljivanjem nei : eljenih dogadaja . Institution will conduct the Study and Study - related activities in accordance with the Protocol, including, but not limited to, the requirements relating to Central Ethics Committee ("'CEC"") approval and adverse event reporting . 3 . 1 lzmjene . Plan ispitivanja smije se mijenjati samo putem pisane izmjene koju odobre narui : itelj ispitivanja, glavni ispitival : i nadteino SEP (lzmjena) osim, kako je opisano u planu ispitivanja, kad se radi 0 hitnim izmjenama nui : nim za zaStitu sigurnosti lspitanika (prema definiciji iz Odjeljka 3 . 3 . , Ukljul : ivanje ispitanika) . 3 . 1 Amendmenls . The Protocol may be modified only by a written amendment, approved by Sponsor, the Principal Investigator, and the responsible CEC ("Amendment") except, as descrtbed in the Protocol, in case of urgent amendments necessary to protect the safety of the Study Subjects (as defined in Section 3 . 3 , Subject Enrollment) . 3 . 2 Zabrana dodatnih lseitivanja . Tijekom provedbe ispitivanja na ispitanicima (prema definiciji iz Odjeljka 3 . 3 , Ukljul : ivanje ispitanika) iii na bioloSkim uzorcima prikupljenim tijekom provedbe ispitivanja ne smiju se obavljati nikakva dodatna istraZ : ivanja, osim ako ih odobri narui : itelj ispitivanja i ako se dokumentiraju kao izmjena plana ispitivanja iii se obavljaju pod drugim mel 1 usobno prthvatljivim uvjetima koje ugovorne strane dokumentiraju na neki drugi nal : in . 3 . 2 No Additional Research . No additional research may be conducted on Study Subjects (as defined in Section 3 . 3 , Subject Enrollment) during the conduct of the Study or on biological samples collected during the conduct of the Study unless it is approved by Sponsor and documented as an Amendment to the Protocol or made subject to mutually agreeable terms otherwise documented by the parties . 3 . 3 Ukljui : ivanje is 2 itanika . Ustanova je pristala ukljui : ivati ispitanike tijekom razdoblja ukljul : ivanja, osim ako UIO po prethodnim uputama narul : itelja ispitivanja ne izmijeni razdoblje ukljul : ivanja putem pisane obavijesti . Kvalificirani sudionik je onaj koji ispunjava sve kriterije plana ispitivanja za ukljui : ivanje u ispitivanje (ispitanik) . 3 . 3 Subject Enrollment . Institution has agreed to enroll Study Subjects during the enrollment period, unless CRO, upon Sponsor's prior instructions, modifies the enrollment period by written notice . A qualified Study participant is one who meets all Protocol criteria for inclusion in the Study ('Study Subject") . 3 . 4 Multicentrii : na is 2 itivanja . UIO moi : e, po prethodnim uputama narul : itelja ispitivanja, prtjevremeno okonl : ati ukljui : ivanje ispitanika ako se ukupan broj ukljul : enih ispitanika potreban za multicentrii : no ispitivanje postigne prije isteka razdoblja ukljui : ivanja za ovo ispitivanje . ProSirenje ukljui:ivanja u ovom ispitival:kom centru u slui:aju kad drugi ispitivai:ki centar kasni s ukljui:ivanjima jedino se mote provesti uz prethodno odobrenje nadtei:nih regulatornih tijela. 3 . 4 Multi - Center Studies . CR O upon Sponsor's, prior instructions, may end Study Subject enrollment early if the total enrollment needed for a multi - center study has been achieved before the end of th e enrollment period for this Study . Expansion of enrollment at this sit e in the cas e of another sit e experiencing enrollment delays may only occur with prtor approval of the applicable governing regulatory authorities . 4 Ugovor o klinitkom 1spitiva11ju Future Cardia ICM KliniCki Bolni!':ki Centar Split Spi11Citeva 1.21000 Split, Croatia Future Cardia Ugovor Ver. 1.1, 28.12.2022 Plan ispilivanja FC - 2022 - 01 Ver. 1.0 04.07.2022

4. Provedba is9itivanja 4. Study: Conduct 4.1 NaelaCivanje tro † kova iseitanicima. Ustanova neCe ispitaniku iii treCoj strani koja v i p1aCanje naplaCivati ispitivani proizvod (Odjeljak 7., lspitivani proizvod) iii bilo koje usluge {:iji troSak po ovom ugovoru nadoknaduje narutitelj ispitivanja. 4 . 1 Charging Study : Subjects . Institution will not charge a Study Subject or third - party payer for lnvestigational Device (see Section 7 , lnvestigational Device) or for any seNices reimbursed by Sponsor under this Agreement . 4.2 Sigumosne mjere i ozbiljni erijestu(!i. Ustanova Ce odmah izvijestiti UIO i naruMelja ispitivanja o (a) svim hitnim sigumosnim mjerama koje poduzima glavni ispitivai : u cilju za † tite ispitanika od neposredno prijeteCe opasnosti i (b) svim ozbiljnim kl"Senjima plana ispitivanja, primjenjivih zakona, pravila iii propisa, regulatornih odobrenja iii smjernica ICH GCP za koje sazna ustanova iii glavni ispitivat . 4.2 Sateg: Measures and Serious Breaches. Institution will inform CRO and Sponsor immediately of (a) any urgent safety measures taken by Principal Investigator to protect Study Subjects against immediate hazard and (b) any serious breaches of the Protocol, any applicable law, rule or regulation, regulatory approval or of ICH GCP guidelines of which Institution or Principal Investigator becomes aware . financijskog obveza i eodataka ZaStita •• 5. Data Protection and FDA Financial Disclosure lzvjeACivanja Agenciji za hranu i lijekove SAO a IFOA' 5 . 1 Osobni 11 : odatci . Osobni podatci SU sve informacije iz kojih je moguCe identificirati pojedinca . Osobni podatci koji se ti{ : u zdravstvenih informacija osjetljivi SU osobni podatci . Osobni podatci prikupljeni u vezi s ispitivanjem uklju{ : uju osobne podatke koji se odnose na glavnog ispitivaCa, podispitivaCe, istraZ : iva{ : ko osoblje, tre{ : e strane i mOZ : ebitno ispitanike {Sto moZ : e ukljuCivati osjetljive osobne podatke) {zajednitkim nazivom : "Osobni podatci" ) . Takvi osobni podatci mogu podlijegati posebnim zakonima koji se odnose na njihovu obradu, pohranu, prijenos i upotrebu . Glavni ispitivaC i ustanova pridriavat Ce se pri provedbi i izvje † Civanju 0 ispitivanju svih relevantnih europskih zakona koji se odnose na zaStitu i upotrebu osobnih podataka i privatnostpodataka, ukljuCujui : i ali se ne ogranitavajuCi na OpCu uredbu 0 zaStiti podataka (Uredba (EU) 2016 / 679 ) . G 1 avni ispitiva{ : i ustanova poduzet { : e sve odgovarajuCe tehnitke i organizacijske mjere kako bi sprijetili nanoSenje † tete, otkrivanje, neovla † tenu iii nezakonitu obradu iii slutajni gubitak iii uni † tenje takvih osobnih podataka . UIO i narui : itelj ispitivanja poduzet Ce odgovarajuCe mjere za zaStitu povjerljivosti i sigurnosti svih osobnih podataka do kojih dodu u vezi s ispitivanjem. 5 . 1 Personal Data . Personal data is any information from which it is possible to identify an individual . Personal data that concerns health information is sensitive personal data . Personal data collected in association with the Study will include personal data relating to the Principal Investigator, sub - investigators, research staff, third parties, and possibly Study Subjects (which could include sensitive personal data) (collectively "Personal Data") . Such Personal Data may be subject to specific legislation relating to its processing, storage, transfer and use . Principal Investigator and Institution will comply with all relevant European laws, relating to the protection and use of Personal Data and data privacy in their conduct and reporting of the Study including but not limited 10 1 he General Data Protection Regulation {Regulation (EU) 2016 / 679 ) . Principal Investigator and Institution will take all appropriate technical and organizational measures to prevent damage to, or disclosure, unauthorized or unlawful processing, or accidental loss or destruction of such Personal Data . CRO and Sponsor Will take appropriate measures to protect the confidentiality and security of all Personal Data that they receive in connection with the Study . 5 Ugovor o klinit':kom ispitivanju Future Cardia ICM KliniCki BolniCki Csntar Split SpinCiCsva 1.21000 Split, Croatia Future Cardia UgovorVer.1.1, 28.12.2022 Plan ispilivanja FC - 2022 - 01Ver.1.004.07.2022

Klinii':ki Bolnii':ki Centar Split SpintiCeva 1.21000 Split, Croatia 6 Ugovor o ldinil'.:kom 1spitivanju Future Cardia ICM Future Cardia Ugovor Ver. 1.1, 26.12.2022 Plan 1spiUvanja FC - 2022 - 01Ver.1.004.07.2022 5.2 5.2 Upotreba od strane UIO i naruCitelja !Jse bi CRO and Sponsor. Personal Data will be processed and used for the purposes of this Agreement administration of and in connection with the Study. Information relating to ispitivanja . Osobni podatci obradivat Ce se i koristiti u svrhu upravljanja ovim ugovorom i u vezi s ispitivanjem . Podatci koji se odnose na glavnog ispitival : a, podispitival : e i istraiival : ko osoblje pohranit ce se u jednoj iii vi e baza njihovog the Principal Investigator, sub - investigators, and research staff will be held on one or more databases for the purpose of determining their involvement in future research and in order to podataka u svrhu odredivanja ukljul:ivanja u buduCa istraiivanja i radi comolv with anv renulaton, renuirements. uskladivania sa svim renulatornim zahtievima. 5.3 Financial Disclosure. Where the Study is 5.3 Financijsko izvjeiClvanje. Ako naruC:itelj deemed by Sponsor to be a "covered study" for ispitivanja smatra da je predmetno ispitivanje ,.pokriveno ispitivanje" u smislu uredbe Agencije the purpose of the United States Food and Drug Administration regulation entitled "Financial za hranu i lijekove SAO - a pod Disclosure by Clinical Investigators" {the "FDA ,.Financijsko izvje † Civanje od strane nazivom klinil:kih ispitival:a" ("uredba FDA - a"), glavni je ispitival: suglasan, a on i ustanova osigurat Ce, da se svaki podispitivaC : anga . tiran u ispitivanju jednako tako suglasi da Ce UIO - i i naruC : itelju ispitivanja Regulation"), Principal Investigator agrees, and Principal Investigator and Institution will ensure that any sub - investigator engaged in the Study agrees, to disclose to CRO and Sponsor all relevant financial and other information (including details of equity interests in Sponsor or any of its affiliates) relating to the Principal Investigator or sub - investigators, as the case may be (and, obznaniti sve relevantne financijske i druge informacije (ukljuC : ujul : i pojedinosti o vlasniC : kim udjelima u narul : itelju ispitivanja iii bilo kojem od njegovih povezanih dru † tava) koje se odnose na where relevant, spouse and dependents of glavnog ispitival:a iii podispitivaC:e, ovisno 0 Principal Investigator or sub - investigator) as slul:aju {i, gdje je to relevantno, supruinike i uzdriavane osobe glavnog ispitivaca iii required by CRO to enable Sponsor to comply with the FDA Regulation and any other applicable law . podispitival:a), kako to zahtijeva UIO, kako bi se narul:itelj ispitivanja mogao uskladiti s uredbom FDA - a i svim drunim nrimien·ivim zakonima. 54 Disclosure and Transfer. Some of the Personal 5.4 Data Section 5 discussed in this may be disclosed or transferred to other members of Objava i prijenos. Neki od osobnih podataka o kojima se govori u ovom Odjeljku 5. mogu se otkriti iii prenijeti drugim Clanicama UIO - a iii CRO's or Sponsor's group of companies, to grupama tvrtki naruCitelja ispitivanja, representatives and contractors working on behalf of CRO or Sponsor, including those based predstavnicima i izvodaC:ima koji rade uime UIO - a iii narul:itelja ispitivanja, ukljuCujuCi one sa sjedi † tima izvan Europskog ekonomskog podrul:ja i regulatornim tijelima diljem svijeta. Ustanova Ce osigurati da postoje svi pristanci potrebni za uskladenost s odredbama ovog outside of the European Economic Area, and to regulatory authorities across the world . The Institution will ensure that all necessary consents are in place to comply with the provisions of this Section 5 with resoect to all Studv Subiects . Odielika 5. u odnosu na svakon isoitanika. 6. Informed Consent and Subiect Recruitment 6. lnformirani -- ristanak i novaCenie isnitanika 6.1 lnfonned Consent. Institution will obtain a 6.1 lnfonnirani pristanak. Ustanova Oe pribaviti written informed consent for each Study Subject pisani informirani pristanak od svakog ispitanika i and will maintain a signed original of that consent pohranit Ce originalni potpisani primjerak tog in that Study Subject's record. CRO and/or pristanka u evidenciju koja se vodi za tog ispitanika. UIO i/ili narutitelj ispitivanja dostavit Ce predloiak informiranog pristanka za ispitivanje. Sponsor will provide a template informed consent document for the Study . Institution and Principal Investigator must not make any changes to this document without the prior written approval of Ustanova i glavni ispitival : ne smiju mijenjati ovaj dokument bez prethodnog pisanog odobrenja UIO - e iii narui : itelja ispitivanja (ukljul : ujuCi bilo koje revizije ul' .: injene tijekom ispitivanja) prije CRO or Sponsor {including any revisions made during the course of the Study) before the revised informed consent document is used .

KliniCki BolniCki Centar Split 8pinCiGeva 1.21000 Split, Croatia 7 Ugovor o klinic'.:kom ispitivanju Future Cardia ICM Future Cardia Ugovor Ver. 1.1, 28.12.2022 Plan ispilivanja FC - 2022 - 01Ver.1.004.07.2022 revidirani informirani nego "o se upotrijebi oristanak. 6.2 Subject Recruitment . Institution wilt provide 6.2 Noval:enje ispitanika. Ustanova Ce dati UIO - i i narul:itelju ispitivanja priliku da prije koriMenja bile kakvih dokumenata za noval:enje " ispitivanju koji '" namijenjeni potencijalnim CRO and Sponsor with an opportunity to review and approve the content of any Study recruitment materials directed to potential Study Subjects before such materials are used . This requirement ispitanicima pregledaju i odobre njihov sadr1:aj. such Ovaj zahtjev primjenjuje se na sve takve applies to all materials, regardless of medium. materiiale, bez obzira na med f. 7. lnvestinational Devices. 7. lsnitivani nroizvodl 7.1 lnvestigational Devices. Sponsor will arrange 7.1 lspitivani proizvodi. Narul:itelj organizirat ce ustanovi besplatnu ispitivanja isporuku dovoljnih kolil:ina ispitivanih uredaja koji '" predmet ispitivanja (ispitivani proizvodi) za provedbu lspitivanja. Osim ako nije drukCije navedeno u dodatku A (Proral : un ispitivanja i uvjeti plaC : anja), naruCitelj ispitivanja takoder Ce osigurati da ustanova besplatno primi iii Ce snositi troSkove, svih drugih uredaja previdenih planom ispitivanja koji se ne bi koristili kao standardna skrb za postupak ablacije . Svaki drugi uredaj predviden planom ispitivanja koji UIO iii naruC : itelj ispitivanja osiguraju iii l:ije troSkove pokriju, for Institution to receive, at no charge, sufficient quantities of the investigational device products that are being studied ("lnvestigational Devices") to conduct the Study . Unless otherwise indicated in Attachment A (Study Budget and Payment Terms), Sponsor will also arrange for Institution to receive at no charge, or will cover the costs of, any other Protocol - required devices that would not be used as a standard of care for the ablation procedure . Any other Protocol - required device that CRO or Sponsor provides or covers the cost of are, together with the lnvestigational Device, considered "lnvestigational Device" . smatra se zajedno s ispitivanim proizvodom isoitivanim nroizvodom. 7.2 Custod:it: and Di&Q!nsing. Institution will 7.2 maintain appropriate control of supplies of lnvestigational Device and will not administer or dispense it to anyone who is not a Study Subject, or provide access to it to anyone except Study Cuvanje i izdavanje . Ustanova Ce na adekvatan nal : in kontrolirati zalihe ispitivanog proizvoda te Ce g a primjenjivati i izdavati iskljul : ivo ispitanicima koji su sudionici u ispitivanju, a pristup proizvodu imat Ce same osoblje koje sudjeluje u ispitivanju . oersonnel. 7.3 7.3 Use . Institution will use lnvestigational Devices only as specified in the Protocol. Any other use of Upotreba . Ustanova Ce upotrebljavati ispitivane proizvode same u skladu s planom ispitivanja. lnvestigational Device constitutes a material Silo koji drugi naCin kori † tenja ispitivanog breach of this Agreement. proizvoda smatrat Ce se bitnom povredom ovog Uaovora. 7.4 7.4 VlasniAtvo nad isgitivanim proizvodom. Komponente ICM sustava narul:itelja ispitivanja u vlasni † tvu ' " ; trajno ostaju " vlasni † tvu naruCitelja ispitivanja. Uz iznimku upotrebe Ownershig of lnvestigational Device . The components of the Sponsor's ICM are and shall at all times remain the property of Sponsor . Except for, and limited to, the use specified in the Protocol, Sponsor grants Institution no express or navedene u planu ispitivanja i ograniCeno na implied intellectual property rights ;n the takvu upotrebu, naruC:itelj ispitivanja ne dodjeljuje lnvestigational Device or ;n any methods of making or using the lnvestigational Device. ustanovi n; n; implicitna izriCita prava intelektualnog vlasniStva nad ispitivanim proizvodom iii nad bile kojim nal:inom izrade iii upotrebe ispitivanog proizvoda.

8. Povierl"ive informaci"e a. Confidential Information. Tijekom ispitivanja ustanova moie doblti iii sama kreirati informacije koje su povjerljive za U 10 - u, narutitelja ispitivanja iii povezana druMva naruCitelja ispitivanja . During the course of the Study, Institution may receive or generate information that ; 5 confidential to CRO, Sponsor, or a Sponsor affiliate . 8 . 1 Definicija . Uz iznimku navoda u Odjeljku 8 . 2 , lskljueenja, u nastavku, . ,povjerljive informacije" ukliuCuiu : 8 . 1 Definition . Except as specified in Section 8 . 2 , Exclusions, below, "Confidential Information'' includes a. plan ispitivanja a. the Protocol, b. broSuru za ispitival:a b. the Investigator Brochure, C. naljepnice za proizvod i upute za upotrebu C. Product Labels and Operator's manuals d . podatke iz ispitivanja (prema definiciji ; , Odjeljka 9 . , Podatci iz ispitivanja i evidencija iz ispitivanja, u nastavku) d. Study Data (as defined in Section 9, Study Data and Study Records below), e. dodatak A ovom ugovoru (Proratun ispitivanja i uvjeti plaCanja) te e. Attachment A (Study Budget and Payment Terms) to this Agreement, and f . sve druge informacije u vezi s ispitivanjem, ispitivanim proizvodom iii bilo kojom tehnologijom, istraiivanjem iii planovima poslovanja UIO - e, narul : itelja ispitivanja iii povezanih druStava narul : itelja ispitivanja koje UIO, narul : itelj ispitivanja iii povezana dru † tva narueitelja ispitivanja dostave Ustanovi . f . any other information related to the Study, the lnvestigational Device, or CRO, Sponsor, or any Sponsor affiliate's technology, research, or business plans that CRO, Sponsor, or a Sponsor affiliate provides to Institution . 8.2 lskljuCenja. Povjerljive informacije ne ukljuCuju informaciie koie su: 8.2 Exclusions. Confidential Information does not include information that a. bile u javnoj domeni u trenutku njihove objave iii za vrijeme trajanja ave obveze povjerljivosti na naein koji nije povreda ovog ugovora od strane ustanove, a . is in the public domain at the time of disclosure or during the term of this confidentiality obligation by means other than breach of this Agreement bv Institution, b. ustanovi veC poznate u vrijeme objave i koje nisu pod obvezom povjerljivosti b. is already known to Institution at the time of disclosure and is free of any obligations of confidentialitv, C. dobivene od strane ustanove, bez ikakve obveze povjerljivosti, od treCe strane koja ima zakonsko pravo objaviti ih iii C . is obtained by Institution, free of any obligations of confidentiality, from a third party who has a lawful rinht to disclose it, or d. neovisno kreirane, Sta potvrduje dokumentirana pisana evidencija, od strane pojedinaca unutar ustanove koji nisu imali pristup povjerljivim informacijama. d . is independently developed, as documented by written records, by individuals within Institution who had no access to Confidential Information . 8 . 3 Povjerljivost osobnih eodataka . Svi osobni podatci (prema definiciji iz Odjeljka 5 . 1 , Osobni podatci) koje glavni ispitivae iii ustanova prikupe, obraduiu, nohraniuiu nrenose iii se niima koriste Confidentiali of Personal Data. Any Personal 8.3 Data (as defined in Section 5.1, Personal Data) that Principal Investigator or Institution collects, nrocesses, stores, transfers, or uses ;n 8 Ugovor o kliniekom ispitivanju Future Cardia ICM KliniCki BolniCki Centar Split - SpinCiCeva 1.21ooo Split, Croatia Future Cardia Ugovor Ver. 1.1, 28.12.2022 Plan ispilivanja FC - 2022 - 01 Ver. 1.0 04.07.2022

KliniCki BolniCki Centar Split - Sp1nCiCeva 1.21000 Split, Croatia 9 Ugovor a klinil:kom isp11ivanju Future Cardia ICM Future Cardia UgovorVer. 1.1, 28.12.2022 Plan ispilivanja FC - 2022 - 01 Ver. 1.0 04.07.2022 studies. u vezi s provedbom ispitivanja i izvjeSCivanja o njemu moraju se takoder identificirat i i tretirat i kao povjerljivi podatci u svrhu ovog ugovora . Ustanova moie na slui : benoj we b stranici u svrhu objave popisa zakljuCenih studija objaviti naziv studije, ime narul : itelja I glavnog ispitivaCa . connection with the conduct and reporting of the Study is also to be identified and treated as Confidential Information fo, purposes of this Agreement . The institution can publish the name of the study, the name of the Sponsor and the Principal Investigator on the official website for the purpose of publishing the list of completed 8 . 4 Obveze RQVjerljivosti . Osim ako UIO iii naruMelj ispitivanja unaprijed daju pristanak u pisanom obliku, ustanova ne smije koristiti povjerljive informacije ni u kakve svrhe osim u svrhe odobrene ovim ugovorom, niti ustanova smije otkriti povjerljive informacije bilo kojoj treCoj strani, uz iznimku one ovla † tene ovim ugovorom iii onako kako to zahtijeva zakon, ukljuCujuCi mierodavne oro"ise . 8.4 Obligations of Confidentialig:. Unless CRO or Sponsor provides prior written consent, Institution may not use Confidential Information for any purpose other than that authorized in this Agreement, no, may Institution disclose Confidential Information to any third party except as authorized in this Agreement or as required by taw, including applicable regulations. a . UIO i naruCitelj ispitivanja daju izriCito ovla † tenje za svaku trai : enu objavu povjerljivih informacija SEP - u iii predstavnicima regulatornih tijela . a . CRO and Sponsor specifically authorize any required disclosure of Confidential Information to CEC or regulatory authority representatives . b . Ako se zakonom zahtijeva otkrivanje povjerljivih informacija izvan onog koje izril : ito dopuSta ovaj ugovor, to otkrivanje neCe se smatrati k enjem ovog ugovora ako ustanova, koliko god je to moguCe unaprijed, u pisanom obliku obavijesti UIO i narul : itelja ispitivanja o tom otkrivanju podataka kako bi omoguCila UIO - i i/ili narul : itelju ispitivanja poduzimanje pravnih koraka radi zaStite svojih povjerljivih informacija, otkrije iskljul : ivo one povjerljive informacije koje su potrebne radi ispunjenja zakonskih zahtjeva le nastavi odri : avati povjerljivost ovih povjerljivih informacija u odnosu na sve ostale treC : e strane . b . If disclosure of Confidential Information beyond that expressly authorized in this Agreement is required by law, that disclosure does not constitute a breach of this Agreement so long as Institution notifies CRO and Sponsor in writing as far as possible in advance of the disclosure so as to allow CRO and/or Sponsor to take legal action to protect its Confidential Information, discloses only that Confidential Information required to comply with the legal requirement, and continues to maintain the confidentiality of this Confidential Information with respect to all other third parties . 8 . 5 Nastavak vai : enja obveza . Za povjerljive informacije koje nisu osobni podatci (prema definiciji iz Odjeljka 5 . , ZaStita podataka i obveza financijskog izvjeACivanja Agenciji za hranu i lijekove SAD - a (FDA)) i Podatci iz ispitivanja, eve obveze neupotrebe i neotkrivanja podataka nastavit Ce se i nakon isteka ovog ugovora u razdoblju od pet godina . Obveze povjertjivosti za osobne podatke i podatke iz ispitivanja ostaju na snaz i sv e dokje ustanova u posjedu tih podataka, uz uvjet dopuAtenih upotreb a i otkrivanja opisanih u Odielicima 6 . i 13 . 1 ovoa uaovora . 8 . 5 Survival of Obligations . Fo, Confidential Information other than Personal Data {as defined in Section 5 , Data Protection and FDA Financial Disclosure) and Study Data, these obligations of non - use and non - disclosure survive termination of this Agreement and continue for a period of five years after termination . Confidentiality obligations for Personal Data, and Study Data, survive for as long as Institution retains this information, subject to the permitted uses and disclosures described in Sections 6 and 13 . 1 of this Agreement . 8 . 6 Povrat l!OYjertjivih infonnacija . Ako UIO i/ili narul : itelj ispitivanja to zatrai : e u pisanom obliku, ustanova ee vratiti sve povjerljive informacije osim onih koie moraiu ostati u isnitival : kom centru If Information. Confidential of Return 8.6 requested by CRO and/or Sponsor in writing, Institution will return all Confidential Information excent that renuired to be retained at the Studv

Klinicki BolniCki Cenlar Split f3pinCiteva 1.21000 Split, Croatia Future Cardia UgovorVer.1.1, 28.12.2022 Plan ispilivanja FC - 2022 - - 01 Ver. 1.0 04.07.2022 u skladu s vaieCim propisima . Me< 11 . Jtim, ustanova moie zadr 1 . ati jedan arhivski primjerak povjerljivih informacija u svrhu utvrdlvanja opsega obveza po ovom ugovoru, pod uvjetom da se takav arhivski primjerak tretira kao povierl'iva informaciia. site by applicable regulation . However, Institution may retain a single archival copy of the Confidential Information to determine the scope of obligations incurred under this Agreement, provided that such archival copy continues to be treated as Confidential Information . Podatci iz is" itivania i evidenciia isnitivania 9. 9. Stud" Data and Stud" Records. Podatci iz ispitivanja . Sve podatke koje prikupi tijekom ispitivanja (podatci iz ispitivanja), ustanova Ce dostaviti UIO - i, narul : itelju ispitivanja iii njegovom zastupniku koji posjeduje pisano ovlaAtenje naruCitelja ispitivanja . Ustanova Ce osigurati toCno i pravodobno prikupljanje, evidentiranje i podnoSenje podataka iz ispitivanja, ukljul : ujuCi pridriavanje vremenskih rokova ,a unos podataka u Plan klinir!kog praCenja ispitivanja iffli Plan upravljanja podatcima koji ustanovi dostave UIO iii narul : itelj isoitivania. 9.1 9 . t Stud Data . All data collected by the lnstitutionduring the course of the Study, ("Study Data"), shall be submitted to CRO, Sponsor or Sponsor's nominee, appointed by Sponsor in writing . Institution will ensure accurate and timely collection, recording, and submission of Study Data, including adhering to timelines for data entry set out in the Study Clinical Monitoring Plan and/or Data Management Plan document provided to Institution by CRO or Sponsor . a. VlasniAtvo nad PQdatcima iz isgitivanja. UzimajuCi u obzir pravo glavnog ispitivaCa na upotrebu podataka i, ispitivanja radi objavljivanja rezultata ispitivanja (Odjeljak 13 . 1 ), narul : itelj ispitivanja iskljul : ivi je vlasnik cjelokupnih podataka iz lspitivanja te smije dijeuti podatke iz ispitivanja s treCim stranama koje, prema vlastitom naho< 1 enju, odredi . Ustanova ovim putem narul : itelju ispitivanja prenosi i pristaje na prijenos njemu svih svojih prava, vlasniStva i interesa nad i u vezi s podatcima iz ispitivanja . a . Ownership of Study Data . Subject to Principal Investigator's right to use Study Data to publish the results of the Study (see Section 13 . 1 ), Sponsor is the exclusive owner of all Study Data and may share Study Data with such third parties as Sponsor, in its sole discretion, may determine . Institution hereby assigns and agrees to assign all its right, title and interest in and to the Study Data to Sponsor . b . Medicinska evidencija . Medicinska evidencija ispitanika koja se ne dostavlja UIO - i iii narul : itelju ispitivanja moie sadr 1 . avati neke podatke koji SU uklju{ : eni i u podatke iz ispitivanja . Me< 1 utim, ni UIO ni naru{ : itelj ispitivanja ne polatu pravo na vlasniAtvo nad tim dokumentima iii u njima sadr 1 . anim podatcima . b. Medical Records. Study Subject - related medical records that are not submitted to CRO or Sponsor may include some of the same information as is included in Study Data; however, neither CRO nor Sponsor makes any claim of ownership to those documents or the information theycontain. C . Pregled i ; iodataka od strane UIO - e . UIO i/ili narul : itelj ispitivanja kontinuirano ce pregledavati podatke iz ispitivanja koje zaprime . UIO i/ili naruCitelj ispitivanja pridr 1 . avat ce se svih mjerodavnih propisa kojima se zahtijeva informiranje sudjelujuCih ispitivaCa o novim informacijama 0 sigurnosti u vezi s ispitivanim proizvodom (prema definiciji i, Odjeljka 7 . ovog ugovora) . UIO i/ili Narul : ltelj ispitivanja nadalje se obvezuju izvijestiti glavnog ispitiva{ : a o svim novim informacijama koje UIO i/ili naruCitelj ispitivanja steknu a koje c . Data Review by CRO . CRO and/or Sponsor will review the Study Data it receives on an ongoing basis . CRO and/or Sponsor will comply with applicable regulations requiring notification of participating investigators of new safety information about the lnvestigational Device (as defined in Section 7 of this Agreement) . CRO and/or Sponsor further commits to notify Principal Investigator of any other new information of which CRO and/or Sponsor becomes aware that could affect the safety of the Study Subjects or influence the conduct of theStudv. Ugovor o klinickom ispiti11anju 10 Future Cardia ICM bi mogle utjecati na sigurnost ispitanika u ispitivanju iii na provedbu ispitivanja. d . Rezultati ispitivanja . Nakon dovr † ene anatize podataka iz ispitivanja iz svih ispitivaCkih centara, UIO iii naruCitelj ispitivanja dostavit Ce glavnom ispitivaCu saietak cjelokupnih rezultata ispitivanja . UIO i naruCitelj ispitivanja preporuCuju glavnom ispitivacu da u mjeri u kojoj je to primjereno obavijeste ispitanike o rezultatima ispitivanja . Ako u roku od dvije godine od zavr † etka ispitivanja naruCitelj ispitivanja otkrije rezultate koji bi mogli utjecati na sigurnost ispitanika, UIO iii naruCitelj ispitivanja, u konzultacijama sa SEP - om te ovisno o slul : aju, suradivat Ce s ustanovom kako bi se osiguralo da ustanova na odgovarajuCi nal : in o tim rezultatima obavijesti ispitanike. d Study Results . After analysis of Study Data from all sites is complete, CRO or Sponsor will provide Principal Investigator with a summary of the overall results of the Study . CRO and Sponsor encourage Principal Investigator to communicate the results, as appropriate, to the Study Subjects . If within two years after Study completion Sponsor identifies results that could affect Study Subject safety, CRO or Sponsor, in consultation with the CEC as appropriate, will cooperate with Institution to ensure that those results are appropriately communicated to the Study Subjects by Institution . Evidencija iz ispitivanja. Ustanova Ce Cuvati, na 92 9 . 2 Study Records . Institution will, at Institution's expense, retain each Study Subject's Study records, which include the Institution's copies of all Study Data as well as relevant source documents (collectively, "Study Records"), under storage conditions conducive to their stability and protection, to, a period of 15 years after termination of the Study . Institution agrees to contact Sponsor at prior to destroying any Study Records and further agrees to permit Sponsor to ensure that the Study Records are retained for a longer period if necessary, at Sponsor's expense, under an arrangement that protects the confidentiality of the records (e . g . , secure off - site storage). ral : un ustanove, evidenciju o svakom ispitaniku u ispitivanju, † to ukljuCuje primjerke svih podataka iz ispitivanja koji su u posjedu ustanove kao i sve relevantne izvorne dokumente (pod zajedniCkim nazivom : evidencija iz ispitivanja), u uvjetima Cuvanja koji pogoduju njihovoj stabilnosti i zaStiti, u trajanju ad 15 godina od zavr † etka ispitivanja . Ustanova pristaje da kontaktira naruCitelja ispitivanja prije uniStavanja bilo kojih podataka iz ispitivanja i nadalje pristaje dopustiti naruCitelju ispitivanja da osigura da se podatci iz ispitivanja sacuvaju na duZe razdoblje aka je to potrebno, na raCun naruCitelja ispitivanja, u uvjetima u kojima se † titi povjerljivost evidencije (npr . sigurna dislocirana '""'hrana, . Nadzor insnekciie I reviziie 10. 10. Monitorin" lnsnections and Aud its Nadzor . UIO i/ili naruCitelj ispitivanja namjeravaju nadzirati provedbu ispitivanja . NaruCitelj ispitivanja iii vanjski pruiatelj usluga koji djeluje u njegovo ime, ima pravo, ali ne i obvezu, sudjelovati u nadzoru lspitivanja . Uz razumnu najavu unaprijed i tijekom redovnog radnog vremena ustanova Ce dopustiti predstavnicima UIO - e iii naruCitelja ispitivanja pristup prostorijama, objektima, podatcima iz lspitivanja, ispitivaCima i istraiivaCkom osoblju koliko je potrebno za nadzor provedbe lspitivanja . UIO i/lli naruCitelj ispitivanja odmah ce izvijestiti glavnog ispitivaCa o svim nalazima nadzora koji bi mogli utjecati na sigurnost ispitanika u ispitivanju iii na orovedbu isnitivania . Glavni ispitivaC ce na 10.1 10 . 1 Monitoring . CRO and/or Sponsor intend to monitor Study conduct . Sponsor or an external service provider acting on its behalf, has the right, but not the obligation, to co - monitor the Study . Upon reasonable notice and during regular business hours, Institution will permit CRO or Sponsor representatives access to the premises, facilities, Study Records, investigators, and research staff as required to monitor Study conduct . CRO or Sponsor will promptly notify Principal Investigator of any monitoring findings that could affect the safety of Study Subjects or influence the conduct of the Study . Principal Investigator will inform Study Subjects of such findinns as a"'"'rooriate . 11 Ugovor o klini&om ispilivanju Future Cardia ICM KliniCki BolniCki Centar Split - SpinCiCeva 1.21000 Split, Croatia Future Cardia Ugovor Ver. 1.1, 28.12.2022 Plan ispilivanja FC - 2022 -- 01Ver.1.004.07.2022

12 Ugovor o klini&om ispitivanju Future Cardia ICM odgovarajuCi nai:in izvijestiti ispitanike u isoitivaniu o takvim nalazima. 10.2 lnsnekciie i revizPe. 10.2 lnsnections and Audits. Ustanova prihvaca da ispitivanje podlijeie inspekciji od strane regulatornih tijela diljem svijeta, ukljul : ujuCi Agenciju za hranu i lijekove SAD - a (FDA) te da se takve inspekcije mogu provoditi po zavr † etku ispitivanja i da mogu ukljui : ivati reviziju Evidencije iz ispitivanja . UIO i/ili narui : itelj ispitivanja takoder mogu obavljati revizijski pregled evidencije iz ispitivanja tijekom iii nakon ispitivanja u okviru svog nadzora provedbe ispitivanja . Institution acknowledges that the Study is subject to inspection by regulatory authorities worldwide, including the United States FDA, and that such inspections may occur after completion of the Study and may include auditing of Study Records . CRO and/or Sponsor may also audit Study Records during or after the Study as part of its monitoring of Study conduct . a . Naiava . Ustanova Ce C : im to objektivno bude moguCe obavijestiti UIO i/ili naruCitelja ispitivanja ako se obavlja iii planira obaviti inspekcija od strane regulatornih tijela u vezi s ispitivanjem . a . Notification . Institution will notify CRO and/or Sponsor as soon as reasonably possible if the site is inspected or scheduled to be inspected by a regulatory authority in relation to the Study . b . Pravo na nazoC : nost . Ako to ne zabranjuje zakon, narui : itelj ispitivanja iii U 10 imat Ce pravo nazoC : iti i sudjelovati svakoj takvoj inspekciji, reviziji, istrazi iii regulatornoj aktivnosti . b . Right to be Present . If not prohibited by law, Sponsor or CRO will have the right to be present during, and participate in, any such inspection, audit, investigation, or reaulatorvaction. C . Suradnja . Ustanova ce suradivati 5 odgovarajuCim regulatornim tijelom i predstavnicima UIO - e i/ili naruCitelja ispitivanja u provedbi inspekcija i revizija i osigurat Ce da se evidencija iz ispitivanja vodi na nal : in koji olakSava takve aktivnosti . c . Cooperation . Institution will cooperate with all applicable regulatory authorities and CRO and/or Sponsor representatives in the conduct of inspections and audits and will ensure that Study Records are maintained in a way that facilitates such activities . d. Rje: † avanje odstupanja. Ustanova ce odmah rije: † iti sva odstupanja koja se uol:e izmedu podataka iz ispitivanja i medicinske evidencije ispitanika iz ispitivanja. d . Resolution of Discrepancies . Institution will promptly resolve any discrepancies that are identified between the Study Data and the Studv Subiect's medical records. e . Nalazi inspekciia i odqovori . Ustanova ce odmah proslijediti UIO - i i naruCitelju ispitivanja primjerke svih nalaza inspekcije koje ustanova primi od regulatornog tijela a koji se odnose na ispitivanje . Kad god je to moguCe i dopuSteno zakonom, ustanova ce takoder UIO - i i narul : itelju ispitivanja unaprijed omoguCiti pregled i komentiranje odgovora ustanove na nalaze inspekcije regulatornog tijela koji se odnose na ispitivanje . e . Inspection Findings and Responses . Institution will promptly forward to CRO and Sponsor copies of any inspection findings that Institution receives from a regulatory authority in relation to the Study . Whenever feasible and permitted by law, Institution will also provlde CRO and Sponsor with an opportunity to prospectively review and comment on any Institution responses to regulatory authority inspections in reoard to theStudv . 10.3 Qciene nrovedbe isnitivan'a. 10.3 Studu Conduct Evaluations. UIO, narul : itelj ispitivanja iii vanjski prui . atelji usluga narui : itelju ispitivanja mogu dokumentirati i ocjenjivati rad ustanove i glavnog ispitivaCa u provedbi ispitivanja . UIO iii narul : itelj ispitivanja mogu upotrijebiti i podijeliti ocjene 5 onim stranama koje naruC : itelj ispitivanja smatra primjerenima . CRO, Sponsor or Sponsor's external service providers may document and evaluate the perlormance of Institution and Principal Investigator in the conduct of the Study . CRO or Sponsor may use and share the evaluations with such parties as Sponsor may deem appropriate KliniCki BolniCki Centar Split •SpinCiGeva 1.21000 Split, Croatia Future Cardia UgovorVer.1.1, 28.12.2022 Plan ispitivanja FC - 2022 - 01Ver.1.004.07.2022

KliniCki BolniCki Centar Split - SpinCiteva 1.21000 Split, Croatia 13 Ugovor o klini&om ispitivanju Future Cardia ICM Future Cardia UgovorVer. 1.1, 28.12.2022 Plan ispitivanja FC - 2022 - 01 Ver. 1.0 04.07.2022 11. Pravni lijekovi u sluCaju kl"Senja odredenih 11. Remedies for Breach of Certain Stu!rl Obligations. In the event Institution fails to comply with any of its obveza iz ispltivanja. U slul:aju da se ustanova obligations set out in Sections 3 (Protocol), 6 (Informed pridriava ne bilo koje od svojih obveza Consent and Subject Recruitment), 9 (Study Data, Biological Samples, and Study Records) and 10 (Monitoring, Inspections, and Audits) of this Agreement, or navedenih u Odjeljcima 3 . (Plan ispitivanja), 6 . (lnformirani pristanak i novaCenje ispitanika), 9 . (Podatci iz ispitivanja, bioloSki uzorci i evidencija iz ispitivanja) i 10 . (Nadzor, inspekcije i revizije) ovog ugovora iii zahtjeva ptana ispitivanja koji se odnose na izvjeSC : ivanje o Stetnim dogadajima, etil : nu provedbu ispitivanja i preglede VijeC : a za the requirements of the Protocol relating to adverse event reporting, ethical conduct of the Study, and IRB/IEC review, in addition to its right to terminate the Study immediately under Section 17 . 1 . c{ 2 ), CRO and/or Sponsor will have recourse to either or both of the following alternative remedies : kliniCka ispitivanja I povjerenstva (IRBIIEC), Nezavisnog etiCkog pored prava na trenutal : ni prekid ispitivanja u skladu s Odjeljkom 17 . 1 . c (2), UIO i/ili narul : itelj ispitivanja imaju pravo posegnuti i za jednim iii oba alternativna sredstva navedena u nastavku : a. a. obustavom ukljuCivanja ispitanika u ispitivanje aka ukljul:ivanje joS nije potpuno dovr † eno te Suspension of Study Subject enrollment, if the Studv is not vet fu[lv enrolled, and b. obustavom plaCanja ustanovi. Obustava ukljul:ivanja iii plaCanja nastavit ce se sve dok ustanova po ocjeni UIO - e i/ili narul:itelja ispitivanja ponovno ne uspostavi uskladenost s obvezama iz ispitivanja. Pribjegavanje jednom iii obama gore navedenim sredstvima ne sprjeCava UIO - u iii narul:itelja b . Susoension of "a"ment tolnstitution Any suspension of enrollment or payment will continue until Institution returns to compliance with its Study obligations, as determined by CRO and/or Sponsor . Use of either or both of the above remedies does not preclude CRO or Sponsor from exercising its right to immediately terminate the Study if Institution does not become compliant . 12. Inventions. ispitivanja u kori † tenju prava na trenutal:ni prekid ispitivanja aka ustanova ne ostvari uskladenost. 12. Izumi 12.1 12.1 Notification . If the conduct of Study results in any invention or discovery whether patentable or not {"Invention"), Institution will promptly inform Snonsor . Najava . Ako provedba ispitivanja rezultira bilo kakvim izumom iii otkriCem, bez obzira mogu Ii se ovi patentirati iii ne {izum), ustanova Ce o tome odmah obavirestiti naruCitelia isoitivania . 12.2 Assignment. Institution hereby assigns and 12 2 Ustupanje. Ustanova ovime ustupa i pristaje ustupiti te Ce i osigurati da konkretni izumitelj ustupi, sva prava, naziv i interese u i u odnosu na svaki takav izum narul:itelju ispitivanja, bez ikakve obveze iii naknade izvan onoga † to je agrees to assign, and shall procure that the relevant inventor assigns, all right, title and interest in and to any such Invention to Sponsor, free of any obligation or consideration beyond that nrovided for in this Anreement . 12.3 nredvideno ovim LJnovorom. 12.3 Pomol:. Ustanova ce na tro † ak naruCitelja ispitivanja pru iti SVU razumnu pomoC: pri Assistance . Institution will provide reasonable assistance to Sponsor in filing and prosecuting any patent applications relating to Invention, at Soonsor's exoense . podno † enju zahtjeva i vodenju postupka za odobravanie oatenata koii se odnose na izum. 13.Ownershie of Clinical Trial Results 13. rezultatima kliniCkog Vlasni † tvo nad isnitivania 13.1 13.1 VlasniStvo i objavljivanje . Rezultati kliniCkog Ownershie and Publication. The results of the Study are the exclusive property of the Sponsor SU ispitivanja iskljuCivo vlasni † tvo narul:itelja and the Institution hereby assigns and agrees to assinn all its rinht, title and interest in and to all ispitivanja i ustanova ovime ustupa i pristaje ustuniti sva svoia nrava, naziv i interese u i na

14 Ugovor o klini&om ispitivanju Future Cardia ICM takve rezultate narul : itelju ispitivanja . Rezultate kliniCkog ispitivanja iii njihove dijelove ne smiju objavljivati ustanova, glavni ispitivaC iii druge osobe koje sudjeluju u kliniCkom ispitivanju i ne smije ih se otkrivati javnosti bez prethodne oismene sunlasnosti naruCftel"a isoitivania . such results to Sponsor . The results of the clinical trial or their parts shall not be published by the Institution, Investigator or other persons participating in the clinical trial and shall not be disclosed to the general public without prior written consent of the Snonsor . Objava potpore. Glavni ispitivaC 6e kod svake objave rezultata ispitivanja iznijeti podatak o pokroviteljstvu i financijskoj potpori narul:itelja isnitivania isnitivaniu. 13.2 13 . 2 Disclosure of Sueeort . Principal Investigator will disclose Sponsor's sponsorship and financial support of the Study in any publication of Study results. Registracija ispitivanja od strane naruCitelja 13.3 13 . 3 Study : R!!)istration b Sponsor . Sponsor commits to register, on the National Institutes of Health Clinical Trials Data Bank ( www . clinicaltrials . gov) , all Sponsor sponsored Phase 1 through 4 interventional and non - interventional studies that involve the use of an lnvestigational Device and evaluate the safety or efficacy of that product . Sponsor will also register Sponsor sponsored studies on other listings of ongoing studies maintained by competent regulatory authorities where there is a regulatory requirement to do so . ispitivanja . Narul : itelj ispitivanja obvezuje se registrirati u Bazi podataka kliniCkih ispitivanja Nacionalnog instituta za zdravlje SAD - a (National Institutes of Health Clinical Trials Data Bank) ( www . clinicaltrials . gov) sva intervencijska i neintervencijska ispitivanja 1 . do 4 . faze koja je narul : io naruCitelj ispitivanja a koja ukljuCuju upotrebu ispitivanog proizvoda i kojima se proizvoda . Narul : itelj ispitivanja takoder "' procjenjuje sigurnost iii uCinkovitost tog registrirati svoja naruCena ispitivanja na drugim popisima trenutaCnih ispitivanja koje vode nadle . tna regulatorna tijela aka je to regulatorni zahtiev . 14. Osiguranje. 14. Insurance Coyeraqe. NaruCitelj ispitivanja odfZavat 6 e ugovoreno osiguranje, po vrsti i ogranil : enjim a odgovornosti primjereno okolnostima, u cilju zaStite od od † tetnih zahtjeva iii odgovornosti koje mogu proisteCi iz ovog ugovora, ukljul : ujuCi zahtjeve od strane iii uime ispitanika u ispitivanju koji se odnose na ozljedu do koje je do † lo tijekom ispitivanja . U ovom kontekstu ozljeda tijekom ispitivanja znal : i svaku bolest iii ozljedu (ukljul : ujuCi smrt) d o koj e je do † lo iii koj a se odnosi na upotrebu ispitivanog proizvoda tijekom ispitivanja iii bile koj e kliniCke intervencije iii postupka koji se pru . taju u svrhu plan a ispitivanja iii prema njegovim zahtjevima, a kojim a lspitanik u ispitivanju ne bi bio izlo . ten d a ne sudjeluj e u ispitivanju . Na pisan i zahtjev dostavit Ce ustanovi potvrdu kojom se ov a osiguranje dokazuje . Sponsor will maintain insurance coverage of the type and with liability limits appropriate to the circumstances to protect against claims or liabilities that may arise under this Agreement, including claims from or on behalf of Study Subjects relating to Research Injury . In this context, "Research Injury" means any illness or injury (including death} arising out of or relating to the use of the lnvestigational Device under investigation or any clinical intervention or procedure provided for or required by the Protocol to which the Study Subjects would not have been exposed but for their participation in the Study . Upon written request, Sponsor will provide Institution with a certificate documenting this coverage . Ustanova ostaje odgovorna u sluCajevima kad su tjelesna ozljeda iii bolest ispitanika izazvani propustom ustanove iii njenih djelatnika iii agenata (ukljul : ujuCi glavnog ispitivaCa) da provedu ispitivanje bez nemara i u skladu s planom ispitivanja . The Institution remains responsible in circumstances where personal injury or illness to the Study Subject arises by the failure of the Institution or its employees or agents (including the Principal Investigator) to conduct the Study without negligence and in accordance with the Protocol . lnstitucija Ce odriavati primjereno osiguranje u skladu s propisima Republike Hrvatske. The Institution shall maintain adequate insurance coverage, in accordance with the regulations of the Republic of Croatia. KliniCki BolniCki Gentar Split ,SpInCiteva 1.21000 Split, Croatia Future Gardia Ugovor Ver. 1.1, 28.12.2022 Plan ispitivanja FG - 2022 - 01 Ver. 1.0 04.07.2022

Naknada Stete 15. 15. Indemnification Narul : itelj ispitivanja Ce obeStetiti, braniti i neCe smatrati odgovornom ustanovu i njene djelatnike, slu . tbenike, direktore, povezana dru † tva i ovla † tene podizvodal : e '" daljnjem tekstu : obeSteCenici ustanove) za bilo kakva potraiivanja treCih strana, gubitke, troSkove, izdatke, odgovornosti i naknade † teta, ukljuCujuCi razumne odvjetnil : ke naknade i tro † kove arbitraie i/ili parniCnog postupka, koji rezultiraju iz potraiivanja bilo koje trece strane prema bilo kojem obe † teCeniku ustanove u mjeri u kojoj se takvi zahtjevi mogu pripisati krSenju ovog ugovora, namjernim pogreSkama, nemaru, † tetnom djelovanju, propustu iii kr † enju zakonske obveze od strane narul : itelja ispitivanja iii obe † tel : enika narul : itelia isnitivania . 15.1 15 . 1 Sponsor will indemnify, defend and hold harmless Institution and its employees, officers, directors, Affiliates and authorized subcontractors (hereinafter an "Institution lndemnitee") from all third party claims, losses, costs, expenses, liabilities and damages, including reasonable attorney's fees and arbitration and/or litigation costs, arising out of claims brought by any third party against any Institution lndemnitee to the extent such claims are attributable to Sponsors or any Sponsor lndemnitee's breach of this Agreement, wilful misconduct, negligence, wrongful act or omission or breach of statutory duty . Ustanova Ce obeStetiti, braniti i neCe smatrati odgovornim naruCitelja ispitivanja i njegove djelatnike, slui : benike, direktore, povezana dru † tva, agente i podizvodaCe (u daljnjem tekstu : obeStetenici naruCitelja ispitivanja) za bilo kakva potrai : ivanja treCih strana, gubitke, tro † kove, izdatke, odgovornosti i naknade Steta bile koje vrste i naravi, uktjuCujuCi razumne odvjetniCke naknade i tro † kove arbitrate i/ili pamil : nog postupka, koji rezultiraju iz potrai : ivanja bile koje treCe strane prema bile kojem obeSteCeniku narul : itelja ispitivanja u mjeri u kojoj se takvi zahtjevi mogu pripisati krSenju ovog ugovora, namjemim gre † kama, nemaru, † tetnom djelovanju, propustu iti krSenju zakonske obveze od strane ustanove iii obe † teCenika ustanove . 15.2 15 . 2 Institution will indemnify, defend and hold harmless Sponsor and its employees, officers, directors, Affiliates, agents, and sub - contractors (hereinafter a "Sponsor lndemnitee") from al l third party claims , losses, costs , expenses, liabilities and damages of every kind and nature , including without limitatio n reasonable attorney's fees and arbitration and/or litigatio n costs arising out of claims brough t by any third party against any Sponsor lndemnitee to th e exten t such claims are attributable to lnsitution's or any Institution lndemnitee's breach of this Agreement, wilful misconduct, negligence, wrongful act or omission or breac h of statutory duty . Naknade Stete navedene u Odredbama 15.1 i 15.2 ne primjenjuju se na bile koji takav zahtjev iii oostunak: 15.3 15.3 The indemnities set out in Clauses 15.1 and 15.2 shall not apply to any such claim or proceeding: 15 . 3 . 1 u onoj mjeri u kojoj su uzrokovane nemarom iii nezakonitim radnjama iii propustima ili kr † enjem zakonske obveze od strane obe † teCene strane, njenih slui : benika, direktora, djelatnika, povezanih dru † tava, podanika, agenata i/ili relevantnih podizvodal : a iii neispunjavanjem od strane obe † teCenika provedbe ispitivanja " skladu s ovim ugovorom, planom ispitivanja iii vai:eCim zakonom; i 15 . 3 . 1 to the extent they are caused by the negligent or wrongful acts or omissions, or breach of statutory duty by the indemnified party, its officers, directors, employees, Affiliates, servants, agents, and/or relevant subcontractors or the indemnified party's failure to conduct the Study in accordance with this Agreement, the Protocol or applicable law ; and 15.3.2 aka je obeSteCena strana na bile koji nal:in priznala, vezano uz takav zahtjev iii postupak iii 15.3.2 if the indemnified party has made any admission in respect of such claim or proceeding or taken poduzela bilo kakvu radnju koja se odnosi na takav zahtiev iii nostunak, Metnu za nienu any action relating to such claim or proceeding nreiudicial to the defence of it, without the prior 15 Ugovor o klinickom ispitivanju Future Cardia ICM KliniCki BolniCki Centar Split ·SpinCi6eva 1.21000 Split, Croatia Future Cardia Ugovor Ver. 1.1, 26.12.2022 Plan ispitivanja FC - 2022 -- 01Ver.1.004.07.2022 obranu, bez prethodnog pisanog odobrenja obe † teCene strane, koje ne smije biti neopravdano uskraCeno, pod uvjetom da se ovaj uvje t ne tretira kao krSenje bile kojom izjavom kojuje ispravno naCinila obe † teCena strana u vezi s radom internih i : albenih postupaka obe † teCene strane, postupaka prijavljivanj a nezgoda iii disciplinskih postupaka iii ak a se takv a izjava zahtiieva orema mierodavnom zakonu . written consent of the indemnifying party, such consent not to be unreasonably withheld, provided that this condition shall not be treated as breached by any statement proper 1 y made by the indemnified party in connection with the operation of the indemnified party's internal complaint procedures, accident reporting procedures or disciplinary procedures QC where such a statement is renuired bv a""licable law . 16. Ustunanie i deleniranie 16. Assignment and Delegation. t 6 . t Od strane ustanove . Ustanova ne smije ustupiti svoja prava iii delegirati iii podugovoriti bilo koju svoju zadaCu po ovom ugovoru bez pisane suglasnosti naruCitelja ispitivanja . Ako naruCitelj ispitivanja odobri delegiranje iii podugovaranje, ustanova Ce i dalje biti odgovorna naruCitelju ispitivanja za izvr † avanje svih delegiranih iii ooduoovorenih obveza . 16 . 1 By Institution . Institution may not assign its rights or delegate or subcontract any duties under this Agreement without written permission from Sponsor . If Sponsor authorizes delegation QC subcontracting, Institution remains responsible to Sponsor for the performance of all delegated or subcontracted duties . 16 . 2 Od strane narutitelja ispitivanja . NaruCitelj ispitivanja ima pravo slobodno ustupiti sva svoja prava i delegirati sve svoje zad 8 Ce po ovom ugovoru UIO - i . Ako naruCitelj ispitivanja ustupi sva svoja prava i delegira sve zadaCe UIO - i, UIO Ce o tome izvijestiti ustanovu u pisanom obliku . NaruCitelj ispitivanja (iii UIO, nakon ustupanja i delegiranja od strane naruCitelja ispitivanja) takoder ima pravo slobodno delegirati i ustupiti zadaCe i prava u vezi s ispitivanjem vanjskom pru!atelju usluga uz prethodnu obavijest ustanovi te moZe slobodno delegirati svoje zadaCe iii dodijeliti svoje obveze iii prava povezana s ispitivanjem bilo kojem povezanom dru † tvu UIO - e . UIO inaCe ne smije ustupiti svoja prava iii delegirati svoje zadaCe po ovom ugovoru bez pisane suglasnosti ustanove . Ako UIO iii naruCitelj ispitivanja delegiraju iii podugovore bilo koju zadaCu, UIO iii naruCitelj ispitivanja ostaju odgovorni ustanovi za izvrSenje tih zadaCa . Ako UIO ustupi sva prava i zadaCe UIO - e iz ovog ugovora, u skladu s uvjetima ugovora, drugom pruZ . atelju usluga, taj pru . tatelj usluga preuzima odgovornost za izvl"Senje svih zadaCa . JasnoCe radi, prava i zadaCe o kojima je rijeC u ovom odsjeku iskljuC : ivo su ona koja proistjeCu iz ovog uaovora . 16 . 2 By Sponsor . Sponsor may freely assign any or all of its rights and delegate any or all of its duties under this Agreement to CRO If Sponsor assigns all rights and delegates all duties to CRO, CRO will notify Institution in writing . Sponsor (or CRO, following assignment and delegation by Sponsor) may also freely delegate and assign Study - related duties and rights to an external provider upon advance notice to Institution, and may freety delegate or assign its Study - related duties or rights to any CRO affiliate . CRO may not otherwise assign its rights or delegate its duties under this Agreement withOut written permission from Institution . If CRO or Sponsor delegates or subcontracts any duties, CRO QC Sponsor remains responsible to Institution foe the performance of those duties . If CRO assigns all of CRO's rights and duties under this Agreement, in accordance with the terms herein, to another service provider, that service provider will become responsible for performance of al 1 duties . For the avoidance of doubt, the rights and duties discussed In this subsection ara only those arising out of this Agreement . 17. Raskid unovo ra 1. Uvieti za raskid ucovora. 17. Termination. 1. Termination Events. Ovaj ugovor raskida se nastupom bilo kojeg od sljedeCih dogadaja, prvim u slijedu: Termination of this Agreement will be triggered by the earlier of any of the followingevents. 16 Future Cardia ICM Ugovor o kliniekom ispitivanju KliniCki BolniCki Centar Split • Spini::iteva 1.21ooo Split, Croatia Future Cardia Ugovor Ver. 1.1, 28.12.2022 Plan ispitivanja FC - 2022 - 01 Ver. 1.0 04.07.2022

a. UskraCivanje odobrenia ad strane SEP - a. Ako ispitivanje ne moie zapoCeti zbog uskraC:ivanja odobrenja od strane Sredi!injeg etiCkog povjerenstva, ovaj se ugovor raskida. a . Disapproval by CEC . If the Study cannot be initiated because of Central Ethics Committee disapproval, this Agreement will temiinate . b . Zavr!ietak ispitivanja . Ovaj se ugovor raskida kad se ispitivanje zav i, † to podrazumijeva okonl : anje svih aktivnosti predvidenih planom ispitivanja za sve ukljuCene ispitanike u ispitivanju . b . Study Completion . This Agreement will terminate when the Study is complete, which means the conclusion of all Protocol - required activities for all enrolled Study Subjects . C. Prijevremeni prekid is12itivanja. Ovaj se ugovor raskida ako se ispitivanje prijevremeno prekine prema opisu u nastavku. C . Early Tem,ination of Study . This Agreement will terminate if the Study is terminated early as described below . (1) Prekid ispitivania uz otkazni rok . N arul : itelj ispitivanja moie prekinuti ispitivanje iz bilo kojeg razloga u roku od 30 dana od slanja pismenog otkaza ustanovi . (1 I Temiination of study Upon Notice. Sponsor may Terminate the Study for any reason upon 30 days' written notice to Institution. IrenutaCni 12rekid ispitivanja od strane (2) (2) Immediate Temiination of Studlf by Sponsor. Sponsor may terminate the Study immediately upon written notice to Institution for causes that include failure to enroll Study Subjects at a rate sufficient to achieve Study perfom,ance goals; material unauthorized deviations from the Protocol or reporting requirements ; circumstances that in Sponsor's opinion pose risks to the health or well - being of Study Subjects ; regulatory authority actions relating to the Study or the lnvestigational Device ; or any non - compliance by the Institution with applicable laws, ICH GCP, or the terms of Section 19 (Anti - Corruption) of this Agreement . narul:itelja is(2itivanja. NaruCitelj ispitivanja mofe trenutal : no prekinuti ispitivanje uz pisanu obavijest ustanovi, uz razloge koji ukljuCuju neuspjeh u ukljuCivanju ispitanika u broju dovoljnom za ostvarenje ciljeva ispitivanja, materijalno znaCajna neovla † tena odstupanja ad plana ispitivanja iii zahtjeva o izvjeSC : ivanju, okolnosti koje po mi!iljenju naruCitelja ispitivanja predstavljaju rizik za zdravlje iii dobrobit ispitanika, postupke regulatornih tijela u vezi s ispitivanjem iii lspitivanim proizvodom iii neuskladenost ustanove s lokalnim zakonima, Medunarodnom konferencijom o uskladivanju dobre kliniCke prakse (ICH GCP) iii uvjetima iz Odjeljka 19 . ovog ugovora (Antikorupcijske mjere) . Trenutal:ni 12rekid isgitivania od strane (3) Immediate Temiination of Study by Institution. (3) ustanove . Ustanova moie prekinuti lspitivanje odmah nakon slanja obavijesti naruCitelju ispitivanja ako to zatraii odgovorno SEP iii aka je takav prekid potreban kako bi se zaStitilo zdravlje ispitanika . Institution may terminate the Study immediately upon notification to Sponsor if requested to do so by the responsible CEC or if such tem,ination is required to protect the health of Study Subjects . (4) Materijalna 12 ovreda . Svaka strana moie raskinuti ovaj ugovor uz pisanu obavijest odmah ako druga ugovorna strana poCini bitnu povredu ovog ugovora koja nije rije † ena u roku od trideset (30) dana od primitka pisane obavijesti druge ugovorne strane . (4) Material Breach . Either party may terminate this Agreement on written notice effective immediately if the other Party commits a material breach of this Agreement which is not cured within thirty (30) days of receipt of written notice from the other Party . Datum stueanja na snagu raskida ugovora. 17.2 17 . 2 Effective Date of Agreement Tennination . If termination of the Agreement is triggerad by any of the events described in Section 17 . 1 , above, the termination will be effective after receipt by Ako je raskid ugovora izazvan bilo kojim od dogadaja opisanim ovdje u Odjeljku 17.1, raskid stuna na snanu no nrimitku od strane naruCitelia KliniCki Bolnii':ki Centar Split • SpinCiC:eva 1.21ooo Split, Croatia 17 Ugovor o klinic::kom ispitivanju Future Cardia ICM Future Cardia UgovorVer.1.1, 28.12.2022 Plan ispitivanja FC - 2022 - 01Ver.1.004.07.2022

KliniCki BolniCki Cerrtar Split • SpinCiOOva 1.21000 Split, Croatia 18 Ugovor o klinia<om ispitivanju Future Cardia ICM Future Cardia Ugovor Ver. 1.1, 28.12.2022 Plan ispitivanja FC - 2022 - 01 Ver. 1.0 04.07.2022 Sponsor of all Protocol - required Study Data ispitivanja svih podataka iz ispitivanja generated up until termination; receipt of all payments due to either party; and completion by both parties of any remaining applicable zahtijevanih planom ispitivanja prikupljenim do raskida, primitkom svih isplata koje dospijevaju bilo kojoj strani i ispunjenjem svth preostalih Aareement oblinations. orimieniivih obveza no unovoru obiiu strana. 17.3 Pa ment ugon Earl Termination of stud . 17.3 PlaCanje nakon grijevremenog erekida isgitivanja . Osim ako je drukCije navedeno u ovom odsjeku, ako se ispitivanje prijevremeno prekine naruCitelj ispitivanja platit Ce za sve dotad uCinjene poslove, u skladu s dodatkom A, umanjeno za veC izvrSena plaCanja za te poslove. NaruCitelj ispitivanja platit ce takoder s,e troSkove koji se ne mogu opozvati, osim buduCih tro kova osobtja, uz uvjet da su propisno nastali i Except as otherwise indicated in this subsection, if the Study is terminated early Sponsor will pay for work already performed, in accordance with Attachment A, less payments already made for such work . Sponsor will also cover any non - cancelablEl expenses, other than future personnel costs, so long as they were properly incurred and prospectively approved by Sponsor and only to the extent they cannot reasonably be mitigated . prethodno bili odobreni od strane naruCitelja ispitivanja a samo u mjeri u kojoj se objektivno ne moou uman·iti. Non - Comgliance with Anti - Corrugtion Provision. Neuskladenost s antikorugcijskim mjerama. Ako naruCitelj ispitivanja prekine ispitivanje zbog neuskladenosti ustanove s uvjetima Odjeljka 19 . , antikorupcijskim odredbama, naruCitelj ispitivanja nel : e vi † e izvrMi nikakva plaCanja ustanovi, bez obzira na bilo koje aktivnosti koje je ustanova poduzela iii ugovore s treCim stranama koje je ustanova sklopila prije raskida . If Sponsor terminates the Study because of Institution's non - compliance with the terms of Section 19 , Anti - Corruption, Sponsor will not provide Institution with any further payment under this Agreement, regardless of any activities that Institution has undertaken or third - party agreements that Institution has entered into before termination . Upon termination of this Agreement for any reason, the parties shall cooperate in order to ensure that : (i) there is an orderly wind - down of all Study activities, (ii) the safety of all Study Subjects is protected, and (iii) ethical considerations and applicable laws are complied with . Nakon raskida ovog ugovora iz bilo kojeg razloga, ugovome strane Ce suradivati kako bi osigurale : (i) da postoji uredno zakljuCivanje svih aktivnosti ispitivanja (ii) da je sigurnost svih ispitanika osigurana te {iii) da se po † tuju etiCka pitanja i primjenjivi zakoni . 17.4 17.4 Vratanje materijala. Osim ako naruCitelj ispitivanja ne izda drukCije pisane upute, po raskidu ugovora ustanova ce odmah vratiti sve Return of Materials . Unless Sponsor instructs otherwise in writing, upon termination of the Agreement, Institution will promptly return all materials supplied by CRO or Sponsor for Study materijale koje SU za provedbu ispitivanja conduct, including unused lnvestigational dostavili UIO iii naruCitelj ispitivanja, ukljuCujuCi nekori tene ispitivane proizvode, nekori † tene Devices, unused Case Report Forms, and any CRO or Sponsor supplied equipment and materials at Sponsor's reasonableexpense . formulare za izvje † Civanje o ispitanicima te svu opremu i materijale koje SU dostavili UIO iii tro † ak naruCitelj ispitivanja, kao razumni naruCitera isnitivania. 17.5 17.5 Nastavak vaienja obveza. Obveze koje se Survival of Obligations. Obligations relating to Confidential Information {Section 8), Study Data and Study Records (Section 9), Inventions odnose na Povjerljive informacije {Odjeljak 8), Podatke iz lspitivanja i Evidenciju iz ispitivanja {Odjeljak 9), lzume (Odjeljak 12), Vlasni † tvo nad rezultatima kliniCkog ispitivanja (Odjeljak 13), (Section 12 ), Ownership of Clinical Trial Results (Section 13 ), Insurance Coverage (Section 14 ) other Terms (Section 18 ), and Anti - Corruption Osiguranje (Odjeljak 14), Ostale uvjete (Odjeljak (Section 19) survive termination of this 18) i Antikorupcijsku odredbu {Odjeljak 19), Agreement, as does any other provision in this nastavljaju se i nakon raskida ovog ugovora, kao Agreement, including Attachments, that by its i svaka druga odredba u ovom ugovoru, ukl"uCuiuCi dodatke, koia DO svoioi '"rirodi i isteka ovog nakon namjeri ostaje valjana uoovora. nature and intent remains valid after the term of the Aoreement. uvieti 18. Ostali 18. Other Tenns 18 . 1 Podobnost . Ustanova potvrduje da su i ona i glavni ispitivaC licencirani, registrirani iii na drugi nal :: in kvalificirani i podobni prema lokalnim zakonima, propisima, politikama iii administrativnim zahtjevima za provodenje ispitivanja i obavljanje aktivnosti u vezi s ispitivanjem . Ustanova takoder potvrduje d a ne postoje vateCi propisi iii druge obveze koj e bi je prijeCile da provodi ispitivanje i sklapa ovaj ugovor te d a n i ona ni glavni ispitival :: nemaju zabranu obavljanja djelatnosti prema odsjecima 306 (a) iii (b) ameril :: kog Zakona o prehrambenim proizvodima, lijekovima i kozmetici i bilo kojem mjerodavnom lokalnom zakonu i da za usluge predvidene ovim ugovorom neCe ni u kojem svojstvu koristiti usluge bilo koje osobe koja prema takvom zakonu ima zabranu obavljanja djelatnosti . Tijekom trajanja ovog ugovora i tri godine nakon prestanka njegovog vaienja, ustanova Ce promptno obavijestiti UIO ako se bilo koja od ovih izjava treba izmijeniti s obzirom na nove informaciie . 18 . 1 Suitabilib' :. Institution certifies that both it and Principal Investigator are licensed, registered, or otherwise qualified and suitable under local law, regulations, policies, or administrative requirements to conduct the Study and required Study - related activities . Institution also certifies that there are no applicable regulations or other obligations that prohibit it from conducting the Study and entering into this Agreement and that neither it nor Principal Investigator are debarred under subsections 306 (a) or (b) of the United States Federal Food, Drug, and Cosmetic Act and any applicable local law and that it will not use in any capacity the services of any person debarred under such law with respect to services to be performed under this Agreement . During the term of this Agreement and for three years after its termination, Institution will notify CRO promptly if any of these certifications need to be amended in light of newinformation . lstrage 1 uQiti, UQozorenja iii grisilne mjere u 18.2 18 . 2 Investigations, lnguirles, Warnings, or Enforcement Actions Related to Conduct of Clinical Research . Institution certifies that neither it nor Principal Investigator is the subject of any past or pending governmental or regulatory investigation, inquiry, warning, or enforcement action (collectively, "Agency Action") related to its conduct of clinical research that has not been disclosed to CRO or Soonsor . iseitivanja. klinitkog grovodenjem vezi Ustanova potvrduje da ni ona ni glavni ispitival : nisu predmetom bilo koje ranije iii predstojete dr 1 . avne iii regulatorne istrage, upita, upozorenja iii prisilnih mjera (zajednil : ki naziv : institucionalne mjere) u vezi s njihovim provodenjem klinil : kog ispitivanja, a koji nisu oriooCeni UIO - i iii naruCiteru isnitivania . Ustanova ce odmah obavijestiti UIO i narul :: itelja ispitivanja ako ona iii glavni ispitiva( : prime obavijest o institucionalnoj mjeri iii postanu predmetom bilo koje lnstitucionalne mjere u vezi s njihovom uskladenosti s etil : kim, znanstvenim iii regulatornim normama za provodenje kliniCkog ispitivanja ako se institucionalna mjera odnosi na dogadaje iii aktivnosti nastale prije iii tijekom razdoblja u kojem je provodeno ispitivanje . Institution will notify CRO and Sponsor promptly if it or Principal Investigator receives notice of or becomes the subject of any Agency Action regarding its compliance with ethical, scientific, or regulatory standards for the conduct of clinical research if the Agency Action relates to events or activities that occurred prior to or during the period in which the Study was conducted . 18 . 3 Ugoraba lmena . UIO i narul :: itelj ispitivanja zadriavaju pravo identificirati glavnog ispitivata i ustanovu u vezi s uvrstenjem plan a ispitivanja u Baz u podataka klinil : kih ispitivanja Nacionalnog institut e za zdravlj e SAD - a (engl . National Institutes of Health, NIH), druge javno dostupne popise klinil :: kih ispitivanja koj a su u tijeku iii u druge informacijske servise iii mehanizme za novaCenie isnitanika . Ni UIO ni narul :: iter 18 . 3 Use of Name . CRO and Sponsor reserve the right to identify the Principal Investigator and Institution in association with a listing of the Protocol in the United States National Institutes of Health {NIH) Clinical Trials Data Bank, other publicly available listings of ongoing clinical trials, or other study Subject recruitment seNices or mechanisms . Neither CRO nor Sponsor will otherwise use the name of Princinal lnvestiaator, 19 Ugovor o klinitk.om ispitivanju Future Cardia ICM KliniCki Bolni1':ki Centar Split , SpinCiCeva 1.21ooo Split, Croatia Future Cardia UgovorVer.1.1, 28.12.2022 Plan ispitivanja FC - 2022 - 01Ver.1.004.07.2022

KliniCki BolniCki Centar Split . SpinCiCeva 1.21000 Split, Croatia 20 Ugovoro klini{::kom ispitivanju Future Cardia ICM Future Cardia Ugovor Ver. 1.1, 28.12.2022 Plan ispilivanja FC - 2022 - 01Ver.1.004.07.2022 ispitivanja neCe inaCe koristiti ime glavnog ispitivaea, ustanove iii bile kojeg djelatnika iii ustanove, niti Oe glavni ispitivae i izvodaCa ustanova koristiti ime UIO - e, naruCitelja Institution, or any of Institution's employees or contractors, and neither Principal Investigator nor Institution will use the name of CRO, Sponsor or any of their respective employees or contractors, for promotional or advertising purposes without written permission from the party whose name will be used . ispitivanja iii bile kojeg njihovog djelatnika iii izvodaCa u promotivne iii ogla † ivatke svrhe bez oisanoa donuStenia strane Ciie Ce se ime koristiti . 18.4 Relationshil! of the Parties. The relationship of 18.4 Odnosi izmedu ugovornih strana . Odnos ustanove s UIO - om i naruCiteljem ispitivanja Institution to CRO and independent contractor Sponsor is one of and not one of odnas je s neovisnim izvadaeem a ne partnerski odnos, odnos izmedu agenta i naruCitelja, partnership, agent and principal, employee and employer, joint venture, orotherwise. djelatnika i poslodavca, zajednieko ulaganje iii neki druoi odnos. 18.5 18.5 lzmjene . Bila kakve izmjene ugovora moraju biti u pisanom obtiku i moraju ih potpisati ugovorne strane te se moraju oznatiti kao izmjene, osim adredenih medusobno prihvatljivih izmjena Modification . Any modification to this Agreement must be in writing, signed by the parties, and identified as an Amendment, except for certain mutually agreeable changes in the Study budget as identified in Attachment A proraeuna ispitivanja kako je navedeno u dodatku A. 18.6 18.6 No Waiver . Failure to exert a right under this Agreement does not constitute a waiver of that right in the future . No waiver of any right is effective unless in writing and signed by the party who waives the right . 18.7 Conflict with Attachments. If there is any 18.7 Neodricanje ad l!rava . NekoriStenje nekog ad prava po ovom ugovaru ne smatra se odricanjem ad tog prava u budutnosti . Nijedno adricanje od prava nije valjano ako nije iskazano u pisanam obliku i potpisano ad strane koja se adriee tog nrava . Nesuglasje s dodacima . Ako postoji nesuglasje conflict between this Agreement and any izmedu ovog ugovora i bile kojeg njegovog Attachments to it, the terms of this Agreement dodatka, mjerodavni su uvjeti ovog ugovara . Ako postoji nesuglasje izmedu ovog ugovora i plana ispitivanja, plan ispitivanja mjerodavan je za sva pitanja kaja se odnose na postupanje s control . tf there is any conflict between this Agreement and the Protocol, the Protocol will control as to any issue regarding treatment of Study Subjects, and the Agreement will control as ispitanicima dok je ugovor mjerodavan za sva to all other issues. druna r itania. 18.8 Affiliates. As used in this Agreement, the term 18.8 Povezana druStva. lzraz ,.povezana dru † tva" "affiliate" means any entity that directly or koriSten u ovom ugovoru adnosi se na bile koje indirectly controls, is controlled by, or is under common control with the named party. tijelo koje izravno iii neizravna kontrolira iii ga se kontralira iii je pod zajedniCkom kontrolom s navedenom unovornom stranom . 18.9 18.9 Successors and Assigns. This Agreement will bind and inure to the benefit of the successors Sljednlci i ugui:enici. Ovaj ugovor postat Ce obvezujuCi i stupiti na snagu u korist sljednika i and nermitted assinns of eachna....•. lenalnih unuCenika svake unovome strane. 18.10 18.10 Korisnik treCe strane. UIO je namjeravani Third Pam: Beneficia!Jl. CRO is an intended third - party beneficiary to this Agreement and is korisnik treCe strane u ovom ugovoru i ovla † ten je izravno provesti sva svoja prava njime entitled to enforce directly any and all of its rights underit. orooisana. 18.11 Odricanje od jamstava od strane UIO - e. STRANE PRIHVACAJU DA JE NARUCITELJ 18 . 11 Disclaimer of Warranties bi CRO . T HE PARTIES ACKNOWLEDGE THAT SPONSOR HAS ENGAGED CRO TO PROVIDE SERVICES ISPITIVANJA ANGAZIRAO UIO ZA PRUZANJE

21 Future Cardia ICM Ugovor a klinickom ispitivanju USLUGA u VEZI s OVIM KLINICKIM ISPITIVANJEM KOJE JE NARUCIO NARUCITELJ ISPIT 1 VANJA . UIO NIJE PROVELA NEZAVISNO ISTRA . 2 : IVANJE ILi ANALIZU u VEZI SA SIGURNOSTI ILi DJELOTVORNOSTI BILO KOJEG ISPITIVANOG PROIZVODA ILi DRUGIH MATERIJALA ILi TERAPIJSKIH POSTUPAKA KOJI CE SE PRIMJENJIVATI u OVOM ISPITIVANJU TE STOGA NARUCITELJ ISPITIVANJA NE DAJE NIKAKVA JAMSTVA I POTVR 0 UJE DA UIO NE DAJE NIKAKVA JAMSTVA, IZRICITA ILi IMPLICIRANA, u POGLEDU TIH PROIZVODA, MATERIJALA ILi TERAPIJSKIH POSTUPAKA, REZULTATA KOJI CE SE POSTICI NJIHOVOM PRIMJENOM U SKLADU s PLANOM ISPITIVANJA ILi u POGLEDU NJIHOVE PRIKLADNOSTI ZA BILO KOJU KONKRETNU NAMJENU ILi ZA BILO KOJU DRUGU OBVEZU NARUCITELJA ISPITIVANJA ILi UIO - E PROISTEKLU IZ PLANA ISPITIVANJA 1LI OVOG UGOVORA. IN REGARD TO THIS SPONSOR SPONSORED CLINICAL STUDY. CRO HAS NOT PERFORMED ANY INDEPENDENT RESEARCH OR ANALYSIS REGARDING THE SAFETY OR EFFICACY OF ANY INVESTIGATIONAL DEVICE OR OTHER MATERIALS OR TREATMENT PROCEDURES TO BE USED IN THIS STUDY AND THEREFORE SPONSOR MAKES NO WARRANTIES, AND CONFIRMS THAT CRO MAKES NO WARRANTIES EXPRESSED OR IMPLIED, CONCERNING THOSE DEVICES, MATERIALS, OR TREATMENT PROCEDURES, THE RESULTS TO BE OBTAINED BY ADMINISTERING THEM PURSUANT TO THE PROTOCOL, OR TO THEIR FITNESS FOR ANY PARTICULAR PURPOSE, OR TO ANY OTHER SPONSOR OR CRO OBLIGATION UNDER THE PROTOCOL OR THIS AGREEMENT. Cjelovitost ugovora. Ovaj ugovor, ukljutujuCi dodatke, predstavlja cjelovit sporazum izmedu ugovornih strana u odnosu na ovaj predmet ugovora. Ovaj ugovor zamjenjuje sve prethodne ugovore izmedu strana (usmene i pismene) u vezi s ovim ispitivanjem, uz iznimku bile kojih obveza koje, po svojim uvjetima, nastavljaju vaZiti neovisno o ovom uqovoru. Jezik. Ova j je ugovor sastavljen na hrvatskom i en . gleskom jeziku ; obje su verzije jednako vaze , ce U sluCaju bile kakvih nejasnoCa iii sukoba izmedu dviju verzija pri tumatenju uvjeta, mjerodavna je hrvatska verzija. Ovaj ugovor tumaCit Ce se u skladu sa zakonima Republike Hrvatske, iskljuCujuCi odredbe o sukobu zakona. Ugovome strane suglasne '" rje † avati sve nesuglasice dogovomo au suprotnom prihva6aju iurisdikcru nadleZnoa suda u Solltu. 18.12 Entire Agreement This Agreement, including Attachments, represents the entire understanding between the parties relating to this subject matter . This Agreement supersedes all previous agreements between the parties {oral and written) relating to this Study, except for any obligations that, by their terms, survive independent of this Anreement . 18.12 18.13 Language . This Agreement is set forth in both Croatian and English, with both versions having the same effect . In the event of any ambiguity or conflicts in interpretation of terms between the two versions, the Croatian version will prevail . This Agreement will be construed in accordance with Croatian law, without regard to conflict of law provisions . The Parties agree that all disputes by peaceful means, otherwise the jurisdiction of the comnetent court in Snlit . 18.13 18 . 14 Obavijesti . Strane Ce dostavljati sve obavijesti i drugu komunikaciju u vezi s ovim ugovorom osobnim urutenjem, kurirskom dostavom iii sljedivom poitom s unaprijed plaCenom poStarinom na po tansku adresu navedenu u nastavku iii na drugu adresu koju jedna od ugovornih strana naknadno odredi putem obavijesti upuCene drugoj ugovornoj strani u skladu s ovim odielikom . Notices . The parties will deliver notices and other communications relating to this Agreement by hand, by courier, or by a postage - paid traceable method of mail delivery to the mailing address below, or such other address that a party may later designate by notice to the other party in accordance with this Section . 18.14 UIO: Meditrial GmbH Kantstr. 21 10623 Berlin, Germanv CRO: Meditrial GmbH Kantstr. 21 10623 Berlin, Germanv KliniCki Bolnicki Gentar Split 0 SpinCit':eva 1.21000 Split. Croatia Future Gardia Ugovor Ver. 1.1, 28.12.2022 Plan lspitivanja FG - 2022 - 01Ver.1.004.07.2022

22 Ugovor o klinit.:kom ispilivanju Future Can:lia ICM Ph. +49 30 9145 006 Fax +49 30 9145 006 berlinoffice@meditrial.net Kontakt: Dr. Monica Tocchi, Glavni medicinski sluibenik E - poilta: m.tocchi@meditrial.net Ph. +49 30 9145 006 Fax +49 30 9145 006 berllnoffice@meditrial.net Contact: Dr. Monii;a Tocchi, Chief Medical Officer Email: m.tocchi@meditrial.net Ustanova: Institution: Klinil:ki bolniCki centar Split 21000 Split SpinCiCeva 1 Hrvatska Na ruke: Silvana Sedej Telefon: ++385 21 556 - 379 E - po † ta: ssedej@kbsplit.hr University Hospital Center Split 21000 Split, Spinciceva 1Croatia Attention: Silvana Sedej Telephone: ++38521556379 Email: ssedej@kbsplit.hr NaruCitelj ispitivanja: Samo za dostavljanje objava: Sponsor: For Submission of Publications Onl : Antikoruncrska odredba Definiciie 19. 3. Anti - Corru"tion 19.1 19.1 Definitions a . Drfava . Onaka kako se upotrebljava u ovom ugovoru, ,,dr : tava" ukljuCuje sve razine ; podrazine vlasti (lj . lokalnu, regionalnu ; nacionalnu te upravu, upravnu, zakonodavnu i izvr † nu vlast) . a . Govemment . As used ; n this Agreement, "Government" includes all levels and subdivisions of governments {ie, local, regional, and national ; administrative, legislative, andexecutive'. b. Driavni sluibenik. Onako kako se upotrebljava u ovom ugovoru, ,.dr:tavni slu.Zbenik" ukljul:uje: b. Government Official. As used ;n this Anreement, "Government Official"includes (1) svakog izabranog iii imenovanog neameriCkog driavnog slu . Zbenika (npr . zakonodavca iii Giana neameril : kog driavnog ministarstva) (1) any elected or appointed non - US Government official (eg, a legislator or a member of a non - US Government ministry), (2) svakog djelatnika iii pojedinca koji djeluje za iii uime neameriCkog driavnog slu . Zbenika, neameril : ke driavne agencije iii poduzeCa koje obavlja funkciju neameriCke vlade iii je u vlasniStvu iii pod kontrolom takve vlade (npr . zdravstveni djelatnik zaposlen u neameriGkoj driavnoj bolnici iii istraiivaG zaposlen na neameriCkom driavnom sveul : ili † tu), (3) svakog sluibenika neameriCke politiCke stranke, kandidata za neameriCku javnu slu . Zbu iii djelatnika iii pojedinca koji djeluje za iii uime neameril : ke politiCke stranke iii kandidata za javnu sluibu, (4) svakog djelatnika iii pojedinca koji djeluje za iii uime javne medunarodne organizacije i (5) svakog Giana kraljevske obitelji iii pripadnika neameril : kih oruianih snaga . (2) any employee or individual acting for or on behalf of a non - US Government official, non - US Government agency, or enterprise performing a function of, or owned or controlled by, a non - US Government (eg, a healthcare professional employed by a non - US Government hospital or researcher employed by a non - US Government university), { 3 ) any non - US political party officer, candidate for non - US public office, or employee or individual acting for or on behalf of a non - US political party or candidate for public office, (4) any employee or individual acting for or on behalf of a public international organization . and (5) any member of a royal family or member of a non - US military . Klinitki BolniCki Cenlar Split , SpinCiCeva 1.21000 Split, Croatia Future Cardia UgovorVer.1.1, 26.12.2022 Plan 1spitivanja FC - 2022 - 01Ver.1.004.07.2022

Jamstva. Ustanova jamCi UIO - i i naruCitelju 19.2 19.2 Warranties. Institution warrants to CRO and Soonsor the followinn: is11itivania sliedeCe: a . Sve informacije koje ustanova dostavi UIO - i i/ili narutitelju ispitivanja kao dio procesa redovitog obavljanja antikorupcijskih aktivnosti od strane UIO - e iii naruCitelja ispitivanja potpune su i totne . a . Any information that Institution provided to CRO and/or Sponsor as part of CRO or Sponsor's anti - corruption due - diligence process is complete andaccurate . b Ako se bilo koji odgovor koji ustanova dostavi na upitniku namijenjenom UIO - i i narutitelju ispitivanja u vezi s redovitim obavljanjem aktivnosti u odnosu na ustanovu, bile koje pojedince navedene u upitniku iii t : lanove obitelji (prema definiciji u upitniku) tih pojedinaca promijeni tijekom trajanja ovog ugovora, ustanova Ce o tome odmah izvijestiti UIO i narut : itelja ispitivanja . b . If any response that Institution provided on the CRO or Sponsor due - diligence questionnaire in regard to Institution, any individuals identified in the questionnaire, or the Family Relatives (as defined in the questionnaire) of those individuals changes during the term of this Agreement, Institution will promptly notify CRO and Sponsor . C . Financiranje koje naruCitelj ispitivanja osigura po ovom ugovoru neCe potaknuti ustanovu da uCini ni ta † to bi rezultiralo time da UIO iii narut : itelj ispitivanja nepropisno pribave iii zadrie posao iii steknu bilo koju nepropisnu poslovnu prednost . C . The funding provided by Sponsor under this Agreement will not cause Institution to do anything that would result in CRO or Sponsor improperly obtaining or retaining business or gaining any improper business advantage . d Ustanova nije prihvatila i neCe prihvatiti nikakvo plaCanje iii bile Sto od vrijednosti Sta bi rezultiralo time da UIO iii naruCitelj ispitivanja nepropisno pribave iii zadr 1 : e posao Iii steknu nepropisnu poslovnu prednost . d . Institution has not and will not accept any payment or anything of value that would result in CRO or Sponsor improperly obtaining or retaining business or gaining any improper business advantane . e. Ustanova nije niti ce ubuduCe izravno iii neizravno nuditi isplatu iii platiti iii ovlastiti ponudu za isplatu bile kojeg novtanog iznosa iii bilo tega ad vrijednosti u nastojanju da time utjeCe na bilo kojeg dri:avnog slui:benika iii bilo koju drugu osobu. e . Institution has not and will not in the future directly or indirectly offer or pay, or authorize the offer or payment of, any money or anything of value in an effort to influence any Government Official or any otherperson . 19 . 3 Uvjet i financiranja . Narutitelj ispitivanja nece izvrMi nikakva plaCanja izvan sredstava navedenih u dodatku A ovog ugovora {Proratun ispitivanja i uvjeti plaCanja) osim aka je te izdatke narutitelj ispitivanja prethodno odobrio u pismenom obliku . Sve fakture i svi dopunski dokumenti koje ustanova podnosi narut : itelju ispitivanja po ovom ugovoru moraju biti istiniti i u razumnim detaljima iskazivati na † to se odnosi predmetni zahtjev za plaCanjem . Ustanova Ce voditi istinitu, totnu i potpunu evidenciju (npr . fakture, izvjeSCa, izvatke i poslovne knjige) koja se odnosi na financiranje i izdatke za ovo isc itivanie . Funding Reguirements. Sponsor will make no 19.3 payment in addition to the funding set out in Attachment A (Study Budget and Payment Terms) in connection with this Agreement unless Sponsor has prospectively approved that expenditure in writing . All invoices and any supplemental documents that Institution submits to Sponsor under this Agreement must be truthful and show in reasonable detail what the requested payment is for . Institution will maintain true, accurate, and complete records (eg, invoices, reports, statements, and books) relating to the funding and expenditures for thisStudy . 19 . 4 Pravo na obavljanje revlzije . NaruCitelj ispitivanja ima pravo poduzeti sve razumne korake i radnie kako bi osinurao da se svako 19 . 4 Right to Audit . Sponsor has the right to take all reasonable steps and actions to ensure that each oavment made b" Snonsor is nronerl" and 23 Ugovor o kliniek.om ispitivanju Future Cardia ICM KliniCki Bolnicki Centar Split SpinCiCeva 1.21000 Split, Croatia Future Cardia Ugovor Ver. 1.1, 28.12.2022 Plan ispitivanja FC - 2022 - 01 Ver. 1.0 04.07.2022 placanje narutitelja ispitivanja koristi pravilno i zakonito . U tu ce svrhu ustanova dopustiti, tijekom trajanja ugovora i tri godine nakon sto se izvr † i konacno platanje po ugovoru , internim i vanjskim revizorima narucitelja ispitivanja pristup svim relevantnim poslovnim knjigama, dokumentima, ispravama i evidenciji ustanove koji se odnose na transakcije vezane uz ugovor . Buduti da se ovaj ugovor odnosi na klinicko ispitivanje, u takvoj se reviziji primjenjuju prihvatljivi zastitni mehanizmi koji osiguravaju ov · erl"ivost i zastitu rivatnosti is itanika . legitimately used . To this end, Institution will permit, during the term of the Agreement and for three years after the final payment has been made under the Agreement , Sponsor's internal and external auditors access to any relevant books, documents, papers, and records of the Institution involving transactions related to the Agreement . Because this Agreement relates to a clinical study, there will be acceptable safeguards employed in such an audit to ensure confidentiality and protect the privacy of the Stud Sub·ects . 19 . 5 Neuskladenost . Ako UIO iii narutitelj ispitivanja prekinu ispitivanje iii raskinu ovaj ugovor zbog krsenja od strane ustanove bilo koje odredbe ovog odjeljka o antikorupcijskim mjerama, ustanova te biti odgovorna narutitelju ispitivanja z a stetu iii pravne lijekove sukladno zakonu . Nadalje, ustanova ce obeMetlti UIO - u i narutitelja ispitivanja za bilo koji zahtjev trec e strane, novtanu iii drugu kaznu upucenu UIO - i iii naruMelju ispitivanja, koji proistjetu iz takvog krsen·a ad strane ustanove . 19 . 5 Failure to Comply . If CRO or Sponsor terminates the Study or this Agreement because of Institution's breach of any of the provisions in this Anti - Corruption section , Institution will be liable to Sponsor for damages or remedies as provided by law . Further , Institution will indemnify CRO and Sponsor against any third - party claim, fine, or penalty against CRO or Sponsor that results from such a breach by Institution . U znak suglasnosti i prihvacanja: Agreed to and Accepted by: Narucitelj ispitivanja Sponsor Jaeeon 15=== CEO CEO Funkcija Title Date/Datum Date/ Datum tanova KL ICKI BOLNICK! CENTAR SPLIT prof.pri rfi c 'Su lije Mest Dlre kt o r Funkcija Institution Director Title Date/Datum Date/Datum Klinicki Bolnicki centar Split J Spinciceva 1 . 21000 Split , Croatia Future Cardia ICM Ugovor o klinit:kom i spitivanju 24 Future Cardia Ugovor Ver. 1 . 1, 28.12 . 2022 Plan i sp i tivanja FC - 2022 - 01 Ver . 1 . 0 04.07.2022

Klin i cki Bo l nicki Centar Split , Spinciceva 1.21000 Split, Croatia Future Card i a Ugovor Ver. 1 . 1 , 28 .1 2.2022 Plan ispitivanja FC - 2022 - 01 Ver. 1 . 0 04.07.2022 Procitao( - la) sam ovaj ugovor i prihvacam njegove uvjete onako kako se odnose na moje aktivnosti glavnog ispitivafa . I have read and understand this Agreement and accept the terms as they relate to my activities as Principal Investigator . £ Ante An dr . med. Glavni lsgitivat AnteAnit, M6I' Princi al Investigator Funkcija Title lo?.) . L,) - .>f(. Date/Datum : '2,.;L;J .v1r.. i, Date/Datum : Dodaci Attachments Dodatak A: Proracun ispitivanja i uvjeti placanja Attachment A: Study Budget and Payment Terms Dodatak B: Ugovor o ovla!tenju Attachment B: Contract of Authorization Dodatak C: Obrazac za obe tecenje Attachment C: Form of Indemnity Dodatak D : Osobni podaci Attachment D : Personal Information Future Card i a ICM Ugovor o klinit;kom ispitivanju 25